                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                     MICROFIELD GRAPHICS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:

                Common Stock, no par value ("Common Stock"), of Microfield
                Graphics, Inc.
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                The filing fee has been calculated in accordance with
                Rule 0-11 under the Exchange Act and is equal to 1/50 of 1%
                of $3,506,720 (the aggregate amount of cash to be received by the Registrant)
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/X/        Fee paid previously with preliminary materials:

                $701.34
                ------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                           MICROFIELD GRAPHICS, INC.
                              16112 SW 72ND AVENUE
                             PORTLAND, OREGON 97224
                                 (503) 620-4000


                                October 3, 2000


Dear Shareholders:

    You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Microfield Graphics, Inc. ("Microfield") to be held on Monday, October 23, 2000 at 10:00 a.m., Pacific Time, at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204. At the Annual Meeting, you will be asked to elect directors and to consider and vote on a proposal to sell substantially all of Microfield's assets to Greensteel, Inc. ("Greensteel"), a subsidiary of PolyVision Corporation.

    The Board of Directors believes shareholders will be more likely to realize greater value through the sale of Microfield's assets than through Microfield's continued operation of its computer conferencing and telecommunications products business known as "Softboard." The enclosed Proxy Statement contains a discussion of the proposed sale of assets as well as material comprising Microfield's Annual Report to Shareholders. The Board recommends that you consider the enclosed materials carefully. After carefully weighing the facts and circumstances associated with the asset sale to Greensteel as well as alternative courses of action, the Board has unanimously concluded that the proposed sale of substantially all of Microfield's assets is the best available alternative to maximize value for shareholders.

    The Board of Directors believes Microfield's status as a public company is an asset which may be sufficiently attractive to induce others to enter into business combinations with Microfield. Microfield is exploring strategic transactions which may result in Microfield entering a new line of business. Microfield and some of its affiliates are defendants in a shareholder lawsuit in which plaintiffs are seeking monetary damages in an unspecified amount. Although Microfield believes the lawsuit is without merit, and although Microfield believes it has insurance coverage adequate to cover any damages, the existence of this possible contingent liability may make it difficult to distribute the proceeds from the transaction with Greensteel to Microfield's shareholders prior to the completion of the litigation.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED TO APPROVE THE PROPOSED ASSET SALE AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED TRANSACTIONS BY MARKING THE ENCLOSED PROXY CARD "FOR" EACH OF THE PROPOSALS AND RETURNING THE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock will be required to complete the asset sale. Your participation is extremely important, and your early response will be greatly appreciated.

                                                       Sincerely,

                                                                        /s/ JOHN B. CONROY
                                                            -----------------------------------------
                                                                          John B. Conroy
                                                                     CHIEF EXECUTIVE OFFICER

                           MICROFIELD GRAPHICS, INC.
                              16112 SW 72ND AVENUE
                             PORTLAND, OREGON 97224
                                 (503) 620-4000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 23, 2000

                            ------------------------

To the shareholders of
Microfield Graphics, Inc.:

    Notice is hereby given that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Microfield Graphics, Inc. ("Microfield") will be held at the offices of Stoel Rives LLP at 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, on October 23, 2000 at 10:00 a.m., Pacific Time, for the following purposes:

        1. To consider and vote upon a proposal to approve the Asset Purchase Agreement, dated as of September 7, 2000, between Microfield and Greensteel, Inc. for the sale of substantially all of Microfield's assets.

        2. To elect five directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

        3. To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

    By resolution of the Board of Directors, the close of business on August 14, 2000 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment and postponement of the Annual Meeting. A list of shareholders of record as of the close of business on the Record Date will be available at the Annual Meeting for examination by any shareholder.

                                          By order of the Board of Directors,

                                          John B. Conroy
                                          CHIEF EXECUTIVE OFFICER


Portland, Oregon
October 3, 2000


    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. THE ENVELOPE FURNISHED NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               TABLE OF CONTENTS

Questions and Answers About Proposed Asset Sale.............      1
Summary Term Sheet..........................................      2
  The Companies.............................................      2
    Microfield Graphics, Inc................................      2
    Greensteel, Inc.........................................      2
  The Asset Sale............................................      2
  Vote Required To Approve the Asset Sale...................      2
  Our Recommendation to Shareholders........................      3
  Principal Conditions to the Asset Sale....................      3
  Termination of the Asset Purchase Agreement...............      3
  Certain United States Federal Income Tax Consequences of
    the Asset Sale..........................................      3
  Dissenters' Rights........................................      3
General Information.........................................      4
  Date, Time, Place and Purpose of the Annual Meeting.......      4
  Solicitation and Revocation of Proxies....................      4
  Record Date and Shares Entitled To Vote...................      4
  Quorum and Voting Requirements............................      5
Note Regarding Forward-Looking Statements...................      5
Proposal I: The Asset Sale..................................      6
  Background and Rationale of the Asset Sale................      6
  Use of Proceeds; Plans for Future Operations After the
    Proposed Sale...........................................      9
  Terms of the Purchase Agreement...........................      9
    Purchaser...............................................      9
    Assets and Liabilities Subject to the Sale..............     10
    Purchase Price and Earn-Out.............................     10
    Indemnification Obligations.............................     10
    Noncompetition..........................................     11
    No Solicitation.........................................     11
    Conditions..............................................     11
    Termination.............................................     12
    Amendment...............................................     12
  Federal Income Tax Consequences of the Asset Sale.........     12
  Accounting Treatment......................................     13
  Government Approvals......................................     13
  Treatment of Employees....................................     13
  Dissenters' Rights........................................     13
  Interests of Certain Persons in the Sale..................     15
  Vote Required.............................................     16
  Recommendation of the Board...............................     16
Proposal II: Election of Directors..........................     16
  Nominees for Director.....................................     16
  Board Meetings and Committees.............................     17
  Compensation of Directors.................................     17
  Executive Officers........................................     18
  Executive Compensation and Other Matters..................     18
    Summary Compensation Table..............................     18
    Long Term Compensation Awards...........................     18
    Annual Compensation.....................................     18
    Options Granted In Last Fiscal Year.....................     19
    Option Exercise and Holdings............................     19
  Certain Relationships and Related Transactions............     20

  Section 16(A) Beneficial Ownership Reporting Compliance...     20
  Independent Accountants...................................     21
  Market Information........................................     21
  Security Ownership of Certain Beneficial Owners and
    Management..............................................     21
  Management's Discussion and Analysis of Financial
    Condition or Plan of Operations.........................     23
    Overview................................................     23
    Results of Operations...................................     24
    Liquidity and Capital Resources.........................     25
Impact of the Year 2000 Issue...............................     26
Properties..................................................     26
Legal Proceedings...........................................     26
Changes In and Disagreements with Accountants...............     26
Discretionary Authority.....................................     27
Shareholder Proposals for the 2001 Annual Meeting...........     27
Other Matters...............................................     27
Where You Can Find More Information.........................     27
Financial Statements........................................     28

                                  ANNEX INDEX

Annex A Asset Purchase Agreement, dated September 6, 2000,
  between Microfield Graphics, Inc. and Greensteel, Inc.....    A-1
Annex B Sections 60.561 Through 60.594 of the Oregon
  Business Corporation Act..................................    B-1

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ASSET SALE

Q.   WHAT PROPOSALS WILL I BE VOTING ON AT THE ANNUAL MEETING?

A. You will be asked to consider and vote upon a proposal to approve the sale of substantially all of Microfield's assets for $2 million in cash at closing and a contingent earn-out of up to $1.5 million pursuant to the Asset Purchase
     Agreement, dated as of September 7, 2000, between Microfield and Greensteel, Inc. A copy of the asset purchase agreement is attached to this proxy statement as ANNEX A. You also will be voting to elect five directors.

Q.   CAN I STILL SELL MY SHARES?

A. Yes. Neither the asset sale nor the asset purchase agreement will affect your right to sell or otherwise transfer your shares of Microfield common stock.

Q.   WHAT VOTE IS REQUIRED TO APPROVE THE ASSET SALE?

A. Under the Oregon Business Corporation Act, the sale of "all or substantially all" of our assets requires approval by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Microfield common stock on the record date. Accordingly, Microfield is submitting the proposed transaction to a shareholder vote.

Q.   WHO IS ENTITLED TO VOTE ON THE ASSET SALE?

A. Only holders of record of Microfield common stock as of the close of business on August 14, 2000 will be entitled to notice of and to vote at the annual meeting to approve the asset sale.

Q.   WHEN AND WHERE IS THE ANNUAL MEETING?

A. The annual meeting will be held on October 23, 2000, at 10:00 a.m., local time, at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, Oregon.

Q.   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY
     BROKER VOTE MY SHARES FOR ME?

A. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Call your broker today with instructions to execute the proxy.

Q.   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY
     CARD?

A. Yes. Just send in a written revocation or a later dated, signed proxy card before the annual meeting or attend the annual meeting and vote in person.

Q.   WHAT DO I NEED TO DO NOW?

A.   PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE, SO THAT YOUR
     SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. You may vote by signing your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the annual meeting. Because a vote of a majority of the outstanding Microfield shares is required to approve the asset sale, your failure to vote is the same as your voting against the asset sale.

Q.   WHAT ARE CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
     ASSET SALE?

A. The asset sale will be treated as a taxable transaction for U.S. federal and state income tax purposes. Any gain resulting from the asset sale will be offset by Microfield's net operating losses and accordingly Microfield does not expect any federal or state income tax liabilities resulting from the asset sale other than federal alternative minimum tax liability of approximately $24,000 before the earn-out period. There will be no direct federal or state income tax consequences to the holders of Microfield's Common Stock resulting from the Asset Sale.

Q.   WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A. If you have questions about the asset sale or the asset purchase agreement you may call John B. Conroy, Chief
     Executive Officer, at (503) 620-4000.

                               SUMMARY TERM SHEET

    This section summarizes selected information about the proposed asset sale from this proxy statement and may not contain all of the information that is important to you. To understand the asset sale fully, we encourage you to read carefully this entire proxy statement. We have included a copy of the asset purchase agreement in this proxy statement as ANNEX A.

THE COMPANIES (See Pages 6 and 9)

    MICROFIELD GRAPHICS, INC. 16112 SW 72nd Avenue, Portland, OR 97224
(503) 620-4000.

    Microfield develops, manufactures and markets computer conferencing and telecommunications products to facilitate group communications. Microfield's product lines incorporate a series of digital whiteboards, interactive rear projection systems, interactive plasma display systems, and interactive enhancement kits for plasma under the brand name Softboard, along with a variety of application software packages, supplies and accessories.

    For additional information about Microfield and its business, see "The Asset Sale--Background of the Asset Sale."

    GREENSTEEL, INC. 4888 South Old Peachtree Road, Norcross, GA 30071
(770) 447-5013.

    Greensteel is a wholly owned subsidiary of PolyVision Corporation, a publicly traded corporation listed on the American Stock Exchange. PolyVision's principal business is manufacturing, distributing and installing fabricated visual communication and allied products (such as whiteboards and chalkboards) to the educational products market in North America and is one of the leading manufacturers of light-gauge porcelain enamelized steel in the world. Greensteel's principal business is manufacturing light-gauge porcelain enamelized steel.

    For additional information about Greensteel and its business, see "The Asset Sale--Terms of the Purchase Agreement--Purchaser."

THE ASSET SALE (See Page 6)

    Microfield proposes to sell substantially all of its assets to Greensteel for $2 million in cash to be paid at closing and a contingent earn-out of up to $1.5 million. Microfield will retain some assets, including cash, accounts receivable arising prior to the closing date, insurance policies and the computer equipment used by Microfield's Chief Executive Officer. Greensteel will assume liabilities relating to Microfield's digital whiteboard business requiring performance after the closing date, but will not assume accounts payable arising before the closing date.

VOTE REQUIRED TO APPROVE THE ASSET SALE (See Page 16)

    Under section 60.534 of the Oregon Business Corporation Act, the sale by Microfield of "all or substantially all" of its assets requires approval by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Microfield common stock on the record date. Accordingly, Microfield is submitting the proposed transaction to a shareholder vote.

    Each share of Microfield common stock is entitled to one vote. Some shareholders, including Microfield directors and executive officers, have entered into a voting agreement with Microfield and PolyVision pursuant to which they have agreed to vote their shares in favor of the asset sale. These parties as a group own and are entitled to vote approximately 14.6% of the outstanding shares of Microfield common stock. IF A SHAREHOLDER DOES NOT VOTE AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ASSET SALE.

OUR RECOMMENDATION TO SHAREHOLDERS (See Page 16)

    THE MICROFIELD BOARD OF DIRECTORS BELIEVES THE TERMS OF THE ASSET SALE ARE FAIR TO AND IN THE BEST INTERESTS OF MICROFIELD AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE ASSET SALE.

PRINCIPAL CONDITIONS TO THE ASSET SALE (See Page 11)

    The obligations of Microfield and Greensteel to complete the asset sale are subject to several conditions, including:

    - The Asset Purchase Agreement must be approved by Microfield's shareholders.

    - Microfield's and Greensteel's representations and warranties in the Asset Purchase Agreement must be true and correct.

    - Microfield must have received all consents from third parties necessary to complete the asset sale.

    Microfield and Greensteel can elect to waive the conditions to the other party's performance.

TERMINATION OF THE ASSET PURCHASE AGREEMENT (See Page 12)

    Microfield and Greensteel may mutually agree to terminate the asset purchase agreement at any time before the time the asset sale becomes effective. In addition, either company may terminate the asset purchase agreement if specified events described in the Asset Purchase Agreement occur, including if the asset sale has not occurred by December 5, 2000.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE (See
  Page 12)

    The asset sale will be treated as a taxable transaction for U.S. federal and state income tax purposes. Any gain resulting from the asset sale will be offset by Microfield's net operating losses and accordingly Microfield does not expect any federal or state income tax liabilities resulting from the asset sale other than federal alternative minimum tax liability of approximately $24,000 before the earn-out period. There will be no direct federal or state income tax consequences to the holders of Microfield's Common Stock resulting from the asset sale.

DISSENTERS' RIGHTS (See Page 13)

    Holders of Microfield common stock are entitled to dissenters' rights under Oregon law in connection with the asset sale upon compliance with the procedures prescribed by Oregon law. For a description of the procedures a shareholder wishing to exercise dissenters' rights are required to follow, see "The Asset Sale--Dissenters' Rights."

                           MICROFIELD GRAPHICS, INC.
                              16112 SW 72ND AVENUE
                             PORTLAND, OREGON 97224
                                 (503) 620-4000

                            ------------------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 23, 2000

                            ------------------------

                              GENERAL INFORMATION

DATE, TIME, PLACE AND PURPOSE OF THE ANNUAL MEETING

    The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Microfield Graphics, Inc. ("Microfield") will be held on October 23, 2000, at the offices of Stoel Rives LLP, at 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, at 10:00 a.m., Pacific time. At the Annual Meeting, holders of shares of common stock (the "Common Stock") of Microfield will be asked to consider and vote upon proposals (i) to approve the Asset Purchase Agreement, dated as of September 7, 2000, between Microfield and Greensteel, Inc. ("Greensteel"), a subsidiary of PolyVision Corporation ("PolyVision"), and approve the sale of substantially all of Microfield's assets to Greensteel (the "Asset Sale"); and (ii) to elect five directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement is furnished to the holders of the shares of Common Stock in connection with the solicitation of proxies for use at the Annual Meeting. The enclosed form of proxy is solicited by Microfield, and the cost of the solicitation will be borne by Microfield. In addition to solicitation by mail, some of Microfield's directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. Microfield has also retained Allen Nelson & Co., Inc. to solicit proxies by telephone or other means. The anticipated cost of these services is approximately $5,000. When the proxy is properly executed and returned, the shares of Common Stock it represents will be voted as directed at the Annual Meeting or any postponement or adjournment of the Annual Meeting or, if no direction is indicated, those shares of Common Stock will be voted "FOR" the proposals set forth in the attached Notice of Annual Meeting of Shareholders. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the Annual Meeting. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of Microfield, by delivering a later-dated proxy or by voting in person at the Annual Meeting.


    The mailing address of the principal executive offices of Microfield is 16112 SW 72nd Avenue, Portland, Oregon, 97224. This Proxy Statement, the attached Notice of Annual Meeting of Shareholders and the accompanying proxy card are first being mailed to shareholders on or about October 3, 2000.


RECORD DATE AND SHARES ENTITLED TO VOTE

    Only holders of Common Stock of record as of the close of business on August 14, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, Microfield had outstanding 4,597,066 shares of Common Stock held by 161 shareholders of record. Holders of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held on any matter that may properly come before the Annual Meeting.

QUORUM AND VOTING REQUIREMENTS

    The presence in person or by proxy of the holders of the majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions with respect to any proposal under consideration at the Annual Meeting will be counted for purposes of establishing a quorum.

    The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date, voting in person or by proxy, is necessary to approve the Asset Purchase Agreement dated as of September 7, 2000 between Microfield and Greensteel ("Purchase Agreement") and approve the Asset Sale. Accordingly, a failure to vote or an abstention as to the proposal relating to the Asset Sale will have the same effect as a vote against the proposal. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. If a quorum is present, abstentions will have no effect on the election of directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of the matter would require a greater number of votes cast in favor of the matter than the number of votes cast against the matter. Each of the members of the Board of Directors is recommending that shareholders vote "FOR" the approval of the Purchase Agreement and the Asset Sale. As of the Record Date, the directors and the executive officers of Microfield owned an aggregate of approximately 10.5% of the outstanding shares of Common Stock. Some persons, including directors and officers of Microfield, owning an aggregate of approximately 14.6% of the outstanding shares of Common Stock, are party to a Voting Agreement with Microfield and PolyVision pursuant to which they have agreed to vote their shares in favor of the Asset Sale. Shares of Common Stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters before the Annual Meeting even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner. These shares are referred to as "broker non-votes." At the Annual Meeting, broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted as votes for or against matters presented for shareholder consideration.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Proxy Statement contains or incorporates by reference statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact made in this Proxy Statement are forward-looking. In particular, statements regarding Microfield's future financial condition, results of operations, cash flows, financing plans, business strategy, projected costs and capital expenditures, and operations after the proposed sale of substantially all of Microfield's assets are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks, uncertainties and assumptions. All of these forward-looking statements are based on estimates and assumptions made by Microfield's management which, although believed by Microfield's management to be reasonable, are inherently uncertain. Shareholders are cautioned that these forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various considerations, including the considerations described in this Proxy Statement.

                           PROPOSAL I: THE ASSET SALE

    At the Annual Meeting, Microfield's shareholders will be asked to vote on a proposal to approve the Purchase Agreement and the Asset Sale. Attached to this Proxy Statement as ANNEX A is a copy of the Purchase Agreement. The summary description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement as attached hereto.

BACKGROUND AND RATIONALE OF THE ASSET SALE

    Microfield develops, manufactures and markets computer conferencing and telecommunications products to facilitate group communications (the "Business"). The principal purpose of these products is to make meetings more productive and cost effective by capturing ideas from all meeting members (whether they are located locally or linked remotely through a computer and an audio hookup) and making the information available to all of the linked systems, where everyone involved can see and interact with the information produced and presented. Microfield's product lines incorporate a series of digital whiteboards, interactive rear projection systems, interactive plasma display systems, and interactive enhancement kits for plasma displays under the brand name SoftBoard, along with a variety of application software packages, supplies and accessories. Information written or drawn on the SoftBoard surface is recorded and displayed on a personal computer simultaneously and in color using Microfield's proprietary technology. The information is recorded in a computer file that can be replayed, printed, faxed, e-mailed or saved for future applications. Proprietary software allows the information to be communicated in real time to remote computers over standard telephone lines, networks and the Internet.

    In July 1997 Microfield entered into a General Purchase and Development Agreement with Minnesota Mining and Manufacturing Company (3M), under which 3M globally marketed advanced versions of Microfield's SoftBoard family of products. Under the terms of the two year agreement, Microfield developed specialized versions of the SoftBoard product line exclusively for 3M. Shipments from Microfield to 3M began in the fourth quarter of 1997 and continued through the third quarter of 1998. In April 1999, Microfield was informed by 3M of its decision to terminate the project under which the SoftBoard family of products was marketed. The reduced level of sales to 3M and their announced termination of the project has had an adverse effect on Microfield's business.

    During 1999, Microfield experienced significantly reduced sales and negative cash flows from operations. The reduction was due primarily to the loss of sales from 3M. At the end of the second quarter of 1999, Microfield concluded that it might not have sufficient funds to operate for the next twelve months. Management based this conclusion on the reduction in sales and resulting losses that occurred during the first six months of 1999, coupled with diminishing cash resources (cash and cash equivalents, and cash available under its operating line of credit). In response, management restructured its operations through a combination of staff reductions, workweek reductions, temporary executive salary reductions, and reductions in general expense spending levels, including negotiating a satisfactory termination of Microfield's existing facilities lease in January 2000 and entering into a lease for a new facility with a lower lease cost. This restructuring of operations reduced total overhead expenses by approximately 50%.

    The restructuring has significantly reduced Microfield's losses. Microfield believes, however, that the increasingly competitive market for computer conferencing products has put downward pressure on pricing, eroded Microfield's market position and has had a negative impact on Microfield's revenue growth and margins. Microfield believes the computer conferencing equipment market is in a period of consolidation and that Microfield will not be able to achieve the economies of scale necessary to maintain market share and enhance shareholder value. On July 6, 2000, the Board of Directors met to discuss Microfield's strategic alternatives and unanimously agreed to pursue the sale of the assets comprising the Business.

    Since the beginning of 1998, Microfield has explored a number of financing, merger and acquisition opportunities. These discussions included the following:

    - In March 1998 Microfield received equity financing from Steelcase, Inc. of approximately $2 million.

    - In April 1998 Microfield held discussions with an investment banking firm ("Investment Banking Firm A") about a potential investment in, and the providing of investment banking services to, Microfield. Investment Banking Firm A eventually stopped responding to Microfield's inquiries.

    - In June 1998 Microfield held discussions with a graphics technology company ("Company B") regarding a potential acquisition of Microfield. These discussions terminated due to a lack of continuing interest by Company B.

    - In July 1998 Microfield was approached by a distributor of audiovisual products ("Company C") regarding a merger of the two companies. These discussions terminated due to a lack of continuing interest by Company C.

    - In October 1998 Microfield was approached by an investment banking firm ("Investment Banking Firm D") which offered to raise capital for, and potentially make an equity investment in, Microfield. Investment Banking Company D decided not to pursue a transaction with Microfield.

    - In November 1998 Microfield held discussions with a teleconferencing services company ("Company E") regarding an acquisition of Microfield or a merger of the two companies. These discussions terminated without an agreement.

    - In March 1999 Microfield received a second equity investment from Steelcase, Inc. of $1 million. In conjunction with this financing, Steelcase and Microfield entered into a development agreement under which Microfield was to develop products to be sold by Steelcase. No sales were made under this agreement and it has terminated.

    - In May 1999 Microfield had discussions with a private investment fund ("Investment Fund F") regarding a potential equity investment in Microfield. These discussions terminated due to a lack of continuing interest by Investment Fund F.

    - In June 1999 Microfield held discussions with a projection technology company ("Company G") regarding a possible merger of the two companies. The negotiations terminated due to a lack of continuing interest by Company G.

    - In July 1999 Microfield held negotiations to acquire a graphics technology company ("Company H"). Company H elected to be acquired by another purchaser.

    - In October 1999 Microfield was approached by a public company that invests in undervalued business ("Company I") which expressed an interest in potentially making an investment in Microfield. Company I determined that Microfield's business was not in its primary field of interest and terminated discussions.

    - From November 1999 through January 2000 Microfield held discussions with representatives of a manufacturer of digitizer products ("Company J") regarding an acquisition of Microfield. These discussions terminated without an agreement.

    - In January 2000 Microfield had discussions with a manufacturer of optical products and presentation equipment ("Company K") regarding an acquisition of Microfield. Company K sent Microfield a proposal in which it offered to potentially purchase 100% of the outstanding shares of Microfield's common stock for $0.15 per share. Microfield rejected this offer as inadequate.

    - In January 2000 Microfield was contacted by individuals representing a group of Microfield's shareholders. These persons indicated that these shareholders wished to potentially make an equity investment in Microfield. Microfield entered into a confidentiality agreement with these persons and provided due diligence materials. These discussions did not lead to an offer to invest in Microfield.

    - In March 2000 Microfield was contacted by, and met with representatives of, an investment banking firm ("Investment Banking Firm L"). Investment Banking Firm L represented a client potentially interested in acquiring Microfield. Investment Banking Firm L did not introduce the purported acquiror to Microfield.

    - In March 2000 Microfield was contacted by a graphics services company ("Company M") regarding a possible acquisition of Microfield by Company M. These discussions did not lead to an offer.

    - In June 2000 Microfield was contacted by PolyVision regarding a possible acquisition of Microfield. Representatives of PolyVision met with members of Microfield's management on June 27, 2000 at Microfield's offices to discuss terms of a possible acquisition. On July 13, 2000, the chief executive officer of Microfield held additional discussions with the chief executive officer of PolyVision in Tucson, Arizona. On July 21, 2000, the parties entered into a letter of intent relating to the Asset Sale. Between July 21, 2000 and September 7, 2000, Microfield, PolyVision and their respective attorneys had multiple discussions related to the negotiation of the Purchase Agreement. The parties executed the Purchase Agreement on September 7, 2000.

    Microfield believes its status as a public company may be valuable to some parties. This asset may be sufficiently attractive to companies in other lines of business that they may agree to enter into business combinations with Microfield that would be beneficial to Microfield shareholders. Microfield is actively exploring possible transactions, including transactions in the telecommunications infrastructure area. Microfield believes strategic acquisitions using Microfield's publicly traded stock as transaction consideration could enhance shareholder value. Nonetheless, the Board of Directors may later determine to dissolve Microfield and distribute its assets to Microfield's shareholders if Microfield does not make any strategic acquisitions. Microfield and some of its affiliates are defendants in a shareholder lawsuit in which plaintiffs are seeking monetary damages in an unspecified amount. Although Microfield believes the lawsuit is without merit, and although Microfield believes it has insurance coverage adequate to cover any damages, the existence of this possible contingent liability may make it difficult to distribute the proceeds from the Asset Sale to Microfield's shareholders prior to the completion of the litigation.

    The Business is the only area of operations in which Microfield is engaged. If the Asset Sale is approved by the shareholders and the sale of the Business is completed, Microfield will no longer engage in the digital whiteboard and computer conferencing business and instead intends to pursue opportunities in other areas. Upon the consummation of the Asset Sale, Microfield will no longer engage in the Business, which accounted for all of Microfield's revenues, costs and expenses, and earnings for all fiscal years prior to January 2, 2000 and for the six months ended July 1, 2000.

    Microfield believes its losses will be substantially lower for the quarter ending October 1, 2000 than for the same quarter in 1999 and that Microfield may be marginally profitable for the quarter. This improved performance is due in part to expense reductions undertaken in the third and fourth quarters of fiscal 1999 and continued in the first and second quarters of fiscal 2000. Many of these expense reductions, such as reduced marketing and research and development expenditures and a reduction in the salary of Microfield's Chief Executive Officer, are incompatible with growing the Business over the long term. In addition, Microfield's cash position is deteriorating due to operating losses and monthly principal payments it is required to make to its bank. If Microfield continues to operate the Business and is unable to obtain additional financing, Microfield's business and financial condition will be materially and adversely affected. There is no assurance that Microfield can obtain additional financing, or that additional financing will be on terms acceptable to Microfield.

    Except for John B. Conroy, Microfield's Chief Executive Officer, all of Microfield's employees will be offered employment with Greensteel. It is, however, expected that Mr. Conroy will be retained by PolyVision as a consultant for three months after the Asset Sale is completed. See "The Asset Sale-- Interests of Certain Persons in the Sale," Page 15.

    Microfield's principal place of business is located at 16112 SW 72nd Avenue, Portland, Oregon 97224. Microfield's telephone number is (503) 620-4000. Upon completion of the Asset Sale Microfield plans to relocate in significantly smaller offices, further reducing operating expenses. Microfield has yet to identify office space.

USE OF PROCEEDS; PLANS FOR FUTURE OPERATIONS AFTER THE PROPOSED SALE

    The net immediate proceeds to Microfield from the sale of the Business, after deducting estimated transaction expenses of $125,000, are expected to be $1,875,000. In addition, up to $1,500,000 may be received from future contingent payments. The actual net proceeds derived from the sale of the Business may be less than this amount, depending on the amount of any future contingent payments. See "The Agreement--Purchase Price and Earn-Out." Approximately $360,000 of the estimated immediate net proceeds from the Asset Sale will be used by Microfield to repay Microfield's line of credit and other fees owing to its bank, $100,000 will be used to pay transaction bonuses, and an additional $460,000 will be used to repay certain accrued obligations and accounts payable. Up to $75,000 in additional transaction bonuses will be paid if the Company receives future contingent payments. See "The Agreement--Interests of Certain Persons in the Sale." The remaining $1,055,000 of estimated immediate net proceeds, along with the accounts receivable of the Business being retained by Microfield and the net future contingent payments, will be used by Microfield in the implementation of its business plan to explore entering new lines of business through specific strategic acquisitions. While Microfield has no current agreements with respect to any acquisition, it is actively exploring acquisition transactions.

    Following the completion of the Asset Sale, the shareholders of Microfield will retain their equity interest in Microfield. The Asset Sale will not result in any changes in the rights of Microfield's shareholders. As indicated above, Microfield does not anticipate distributing the proceeds derived from the sale of the Business to its shareholders but intends instead to invest the proceeds in future operations.

TERMS OF THE PURCHASE AGREEMENT

PURCHASER

    Greensteel is a wholly owned subsidiary of PolyVision, a publicly traded corporation listed on the American Stock Exchange. PolyVision's principal business is manufacturing, distributing and installing fabricated visual communication and allied products (such as whiteboards and chalkboards) to the educational products market in North America and is one of the leading manufacturers of light-gauge porcelain enamelized steel in the world. Greensteel's principal business is manufacturing light-gauge porcelain enamelized steel. Greensteel's principal executive offices are located at 4888 South Old Peachtree Road, Norcross, Georgia 30071. Microfield understands that Greensteel will fund the purchase of the Business from existing banking facilities. PolyVision has guaranteed Greensteel's payment obligations under the Purchase Agreement.

ASSETS AND LIABILITIES SUBJECT TO THE SALE

    The assets to be sold by Microfield consist of substantially all of Microfield's assets, and include the following:

    - Microfield's tangible fixed assets, including furniture, fixtures, machinery, equipment, tools, computers, computer systems, vehicles and supplies;

    - Microfield's inventory and supplies;

    - Microfield's prepaid expenses, down payments, customer deposits, and all notes receivable, contract rights and other rights to receive payment (other than accounts receivable);

    - Microfield's intellectual property rights related to the Business;

    - Microfield's assignable contracts; and

    - Microfield's records and government licenses relating to the Business.

    Microfield will retain all of its other assets, including cash, accounts receivable arising prior to the closing date, insurance policies and the computer equipment used by Microfield's Chief Executive Officer.

    As part of the Asset Sale, Greensteel will assume liabilities related to the Business. These assumed liabilities are liabilities and obligations arising under the contracts, government permits and licenses to be acquired by Greensteel requiring performance after the closing date, but do not include accounts payable arising before the closing date.

PURCHASE PRICE AND EARN-OUT

    The purchase price for the assets to be sold by Microfield is $2 million in cash at closing plus contingent earn-out payments equal to 2.5% of the net sales of Microfield's products and products based upon Microfield's technology for the years ending December 31, 2001 through December 31, 2005, up to a maximum aggregate payment of $1.5 million. Net sales means gross selling price for digital whiteboard products less (a) normal or customary trade, cash, prompt payment and/or quantity discounts, (b) refunds, returns, recalls, claims or allowances, free goods, rebates and chargebacks, and (c) fees and commissions paid to dealers, distributors and other selling agents. Amounts due under the earn-out will be paid semi-annually. Microfield will also receive $6,720, representing reimbursement of the lease deposit on Microfield's facility.

INDEMNIFICATION OBLIGATIONS

    Microfield has agreed to defend, indemnify and hold harmless Greensteel from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys fees that Greensteel may sustain or suffer ("Losses") as a result of (i) any breach of, or failure by Microfield to perform, any of the representations, warranties, covenants or agreements of Microfield under the Purchase Agreement or (ii) any failure of Microfield to pay or perform when due any of its retained liabilities. These obligations will terminate on the first anniversary of the closing date or, in the case of tax-related indemnification, the later of the first anniversary of the closing date and the expiration of the applicable statute of limitations.

    In the absence of proven fraud, the aggregate amount of Losses for which Microfield has agreed to be liable will not exceed $2 million plus the contingent earn-out, which is capped at $1.5 million.

    Microfield is not required to indemnify Greensteel (excluding indemnification for any representations and warranties relating to the corporate existence of Microfield, the authorization, validity and binding nature of the Purchase Agreement and other ancillary agreements, taxes, and transactions with affiliates of Microfield) until, and only to the extent that, the Losses exceed $50,000.

NONCOMPETITION

    Microfield has agreed that it will not, directly or indirectly, engage or have an interest in a business competitive with the Business or act as a consultant to a competing business until December 31, 2005.

NO SOLICITATION

    Microfield has agreed that it will not, and will not permit its employees, officers, directors, agents or representatives to, solicit, initiate or encourage any sale or acquisition of Microfield's common stock or assets, or any merger, consolidation or business combination with Microfield. If any other person attempts to do or seeks any of these transactions, Microfield will not participate in any discussions or negotiations, furnish any information with respect to Microfield or the Business or otherwise cooperate in or encourage the effort. Microfield, however, may participate in discussions or negotiations and furnish information about Microfield if it receives an unsolicited offer to purchase all of the common stock or assets of Microfield for cash and/or securities whose present value is at least $1 million greater than the present value of consideration to be received by Microfield in the Asset Sale (a "Superior Offer") on terms reasonably determined by Microfield's Board of Directors to be superior from a financial point of view to the terms of the Purchase Agreement. If Microfield terminates the Purchase Agreement to accept an agreement relating to a Superior Offer, it is required to pay Greensteel a fee of $500,000.

CONDITIONS


    The obligation of Greensteel to complete the purchase of the Business and assume Microfield's liabilities under the Purchase Agreement are subject to the satisfaction of the following conditions: (i) all of the representations and warranties of Microfield in the Purchase Agreement are true and correct as of the closing date; (ii) Microfield shall have performed, satisfied and complied with all covenants, agreements and conditions required by Purchase Agreement to be performed, satisfied or complied with by Microfield prior to the closing date; (iii) prior to the closing date, there shall have been no adverse material adverse change (including, without limitation, any material adverse change due to FORCE MAJEURE or the actions of a governmental authority) in (A) the condition of the assets being sold or (B) the assets or liabilities, operation, condition (financial or otherwise), results of operation of the Business;
(iv) Greensteel shall have received a certificate, dated as of the closing date, signed by Microfield, certifying that the conditions in clauses (i), (ii) and
(iii) above have been fulfilled; (v) Greensteel shall have received certified resolutions of Microfield's Board of Directors and shareholders authorizing the execution, delivery and performance of the Purchase Agreement and the Asset Sale; (vi) no action, suit or proceeding by or before any court or any governmental body or authority, against Microfield pertaining to the Business or the transactions contemplated by the Purchase Agreement or their completion, shall have been instituted on or before the closing date, which action, suit or proceeding, if determined adversely, would have a material adverse effect on the Business or any material portion of the assets being sold by Microfield;
(vii) all consents necessary for Microfield to complete the transactions contemplated by the Purchase Agreement shall have been obtained, including without limitation the consent of Microfield's landlord to the transfer of the lease for Microfield's operating facility to Greensteel; (viii) Greensteel and PolyVision shall have received all consents from their lenders as are necessary for the completion of the transactions described in the Purchase Agreement;
(ix) Stoel Rives LLP, counsel to Microfield, shall have delivered a legal opinion in the form agreed upon by the parties; (x) John B. Conroy, Chief Executive Officer of Microfield, shall have executed a consulting agreement with PolyVision; and (xi) Microfield shall have delivered the other instruments and agreements required to be delivered pursuant to the Purchase Agreement. If

Greensteel fails to receive the consent of its lenders due to the failure of PolyVision or Greensteel to take any action or refrain from taking any action, then PolyVision will reimburse Microfield its transaction expenses up to $100,000.


    The obligation of Microfield to complete the sale of the Business to Greensteel under the Purchase Agreement is subject to the satisfaction of the following conditions: (i) all of the representations and warranties of Greensteel in the Purchase Agreement are true and correct as of the closing date; (ii) Greensteel shall have performed, satisfied and complied with all covenants, agreements and conditions required by Purchase Agreement to be performed, satisfied or complied with by Greensteel prior to the closing date;
(iii) Microfield shall have received a certificate, dated as of the closing date, signed by Greensteel, certifying that the conditions in clauses (i) and
(ii) above have been fulfilled; (iv) Microfield shall have received certified resolutions of the Board of Directors of Greensteel authorizing the execution, delivery and performance of the Purchase Agreement; (v) the shareholders of Microfield shall have authorized the execution, delivery and performance of the Purchase Agreement; (vi) Greenberg Traurig, LLP, counsel to Greensteel, shall have delivered a legal opinion in the form agreed upon by the parties; and
(vii) Greensteel shall have delivered the other instruments and agreements required to be delivered pursuant to the Purchase Agreement.

TERMINATION

    The Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the closing: (a) by the mutual written consent of Microfield and Greensteel; (b) by Greensteel or Microfield, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by the Purchase Agreement, if these actions shall or may have a material adverse effect on the Business and/or the transactions contemplated the Purchase Agreement, (iii) the other party, as the case may be, shall not have furnished, upon reasonable notice therefor, the certificates and documents required in connection with the transactions contemplated by the Purchase Agreement and matters incidental thereto as it shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish the item(s) prior to the December 5, 2000; or (iv) any consent of any third party to the transactions contemplated by the Purchase Agreement is reasonably necessary to prevent a default under any outstanding material obligation of Microfield or Greensteel, and the consent is not obtainable without material cost or penalty (unless the party not seeking to terminate the Purchase Agreement agrees to pay the cost or penalty); (c) by Greensteel or Microfield, at any time on or after December 5, 2000, if the Closing has not occurred prior to that date, and the party directing termination shall not then be in breach or default of any obligations imposed upon the terminating party by the Purchase Agreement; or (d) by Microfield if (i) the shareholders of Microfield do not approve the Asset Sale at the Annual Meeting or
(ii) Microfield accepts a Superior Offer.

AMENDMENT

    Any amendment or modification to the Purchase Agreement shall only be effective if in writing and signed by the parties.

FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE

    The Asset Sale will be treated as a taxable transaction for U.S. federal and state income tax purposes. Any gain resulting from the Asset Sale will be offset by Microfield's net operating losses and accordingly Microfield does not expect any federal or state income tax liabilities resulting from the Asset Sale other than federal alternative minimum tax liability of approximately $24,000 before the earn-out period. There will be no direct federal or state income tax consequences to the holders of Microfield's Common Stock resulting from the Asset Sale.

ACCOUNTING TREATMENT

    The Asset Sale will be accounted for as a sale by Microfield. Microfield will record a gain to the extent that the purchase price of the Asset Sale exceeds the amount of Microfield's investment in the assets subject to the Asset Sale as reflected on Microfield's most recent balance sheet. Microfield expects to realize an initial aggregate gain on the sale of assets pursuant to the Asset Sale of approximately $1.2 million prior to the earn-out period.

GOVERNMENT APPROVALS

    No federal or state regulatory requirements or approvals must be complied with or obtained in connection with the Asset Sale.

TREATMENT OF EMPLOYEES

    Microfield intends to terminate all of its employees other than John B. Conroy, Microfield's Chief Executive Officer. Greensteel has confirmed its intention to offer employment to all of Microfield's employees other than Mr. Conroy.

DISSENTERS' RIGHTS

    The management and board of directors of Microfield believe that the Asset Sale is in the best interest of, and represents a fair value to, the shareholders. Shareholders who are entitled to vote on the Purchase Agreement and who object to its terms, however, may be entitled to certain rights under the Oregon Revised Statutes ("ORS"), provided that they comply with the conditions of Sections 60.551 to 60.594 of the ORS. Shareholders who vote for the Asset Sale will be waiving their rights to dissent from the Asset Sale.

SECTIONS 60.551 TO 60.594 OF THE ORS ARE REPRINTED IN THEIR ENTIRETY AS ANNEX B TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO DISSENTERS' RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THIS DISCUSSION AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF THE COMPANY'S COMMON STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN SECTIONS 60.551 TO 60.594 OF THE ORS WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

    The following discussion is a brief summary of the procedures a shareholder must follow to perfect dissenters' rights under the ORS.

    Generally, ORS provides that shareholders of a corporation that sells substantially all of its assets to another corporation who are entitled to dissent from the sale and who have perfected their dissenters' rights may require purchase of their shares for cash based on the fair value of those shares in lieu of retaining their shares of Microfield's common stock. The fair value will be determined as of the day prior to the closing of the Asset Sale, and this determination will exclude any appreciation or depreciation in anticipation of the Asset Sale.

    A holder of Microfield's common stock who properly follows the procedure for exercising dissenters' rights for his or her shares pursuant to Section 60.564 of the ORS (as summarized below) may be entitled to receive in cash the "fair value" of his or her shares in lieu of retaining those shares of Microfield's common stock. The "fair value" of a dissenting shareholder's shares will be the value of those shares the day prior to the closing date of the Asset Sale, excluding any appreciation or depreciation in anticipation of the Asset Sale, unless exclusion would be inequitable. The "fair value" could be more than, equal to or less than the market value of Microfield's common stock on the date immediately prior to the closing date of the Asset Sale. In the event the dissenting shareholder and Microfield cannot agree on the "fair value" of the dissenter's common stock, "fair value" may ultimately be determined by a court in an appraisal proceeding.

    To properly exercise dissenters' rights with respect to the Asset Sale and to be entitled to payment under Section 60.564 of the ORS, a holder of Microfield's common stock must, among other things, (i) prior to the annual meeting, deliver to Microfield written notice of the shareholder's intent to demand payment for his or her shares if the merger is effected; (ii) not vote his or her shares in favor of the Asset Sale; and (iii) upon receipt of a dissenters' notice from Microfield (as described below), timely deliver a demand for payment, certifying that the shareholder acquired beneficial ownership before the date of the first announcement to the news media or to shareholders of the terms of the Asset Sale, and timely deposit the shareholder's certificates in accordance with the terms of the dissenters' notice.

    Thus, any holder of Microfield's common stock who wishes to dissent and who executes and returns a proxy on one of the accompanying forms must specify that the holder's shares are to be voted against the Asset Sale or that the proxy holder should abstain from voting the holder's shares in favor of the Asset Sale. A vote against the Asset Sale is a proper exercise of dissenters' rights. If the shareholder returns a proxy without voting instructions, or with instructions to vote in favor of the Asset Sale, the holder's shares will automatically be voted in favor of the Asset Sale, and the shareholder will lose any dissenters' rights. Within 10 days after the closing of the Asset Sale, Microfield will send a written dissenters' notice to each holder of Microfield's common stock who satisfied the requirements of clauses (i) and (ii) above, indicating where the payment demand must be sent and where and when share certificates must be deposited. This notice will inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received. In addition, the notice will include, among other things, a form of payment demand that includes the date of the first announcement to the news media or to shareholders of the terms of the Asset Sale and requires the person asserting dissenters' rights to certify whether or not the person acquired beneficial ownership of the shares before that date and will set the date by which Microfield must receive the payment demand, which date may not be less than 30 or more than 60 days after the dissenters' notice is delivered.

    A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if (i) the beneficial shareholder submits to Microfield the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) the beneficial shareholder does so with respect to all shares of which the shareholder is the beneficial shareholder or over which the shareholder has power to direct the vote.

    After the closing of the Asset Sale, or upon receipt of a payment demand, Microfield will pay each dissenter who complied with the ORS the amount that Microfield estimates to be the fair value of the shareholder's shares, plus accrued interest. The payment must be accompanied by, among other things,
(i) Microfield's balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any, (ii) a statement of Microfield's estimate of the fair value of the shares, (iii) a statement of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under ORS 60.587 and (v) a copy of the dissenters' right provisions of the ORS. If Microfield does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, Microfield will return the deposited certificates and release the transfer restrictions on the uncertificated shares.

    Regardless, with respect to shares acquired after the date of the first announcement to the news media or to shareholders of the terms of the Asset Sale, Microfield may elect to withhold payment of the fair value of dissenters' shares plus accrued interest and, in that event, Microfield will estimate after the closing date of the Asset Sale the fair value of the shares, plus accrued interest, and, will offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand.

    A dissenter may notify Microfield in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and demand payment of the dissenter's estimate, less any payment made, or, with respect to after-acquired shares for which Microfield elected to withhold payment, reject Microfield's offer of the fair value determined for the shares and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

    - The dissenter believes that the amount paid or offered is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

    - Microfield fails to make payment within 60 days after the date set for demanding payment; or

    - The Asset Sale is not effected, and Microfield does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    A dissenter will be deemed to have waived the right to demand payment unless the dissenter notifies Microfield of his or her demand in writing within 30 days after Microfield makes or offers payment for the dissenter's shares.

    If a demand for payment remains unsettled, Microfield will commence a proceeding in the District Court of Multnomah County, Oregon, within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Microfield does not commence the proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded. Microfield will make all dissenters, whose demands remain unsettled, whether or not residents of the State of Oregon, parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Microfield may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in Microfield's opinion, complied with the provisions of the ORS for exercising dissenters' rights. If the court determines that the shareholder has not complied, the shareholder will be dismissed as a party. Each dissenter made a party to the proceeding will be entitled to judgment for (i) the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds the amount paid by Microfield or (ii) the fair value, plus accrued interest, of the dissenter's after-acquired shares for which Microfield elected to withhold payment.

    Any issued and outstanding common stock of Microfield held by any dissenting stockholder who has not voted in favor of the Asset Sale and who complies with all the provisions of Sections 60.561 through 60.594 of the ORS will have the right to receive the consideration due under applicable provisions of those sections.

    Microfield may be prohibited from making payment to dissenting shareholders under the Oregon Business Corporations Act while the ongoing shareholders' suit against Microfield is pending. See "Legal Proceedings", Page 26.

INTERESTS OF CERTAIN PERSONS IN THE SALE

    Two directors of Microfield, John B. Conroy and Michael Stansell, who are also Chief Executive Officer and President of Microfield, respectively, are entitled to transaction bonuses from Microfield upon completion of the Asset sale. At Closing, Mr. Conroy and Mr. Stansell will receive transaction bonuses of $81,818 and $18,182, respectively. Messrs. Conroy and Stansell are also entitled to bonuses equal to five percent of the contingent earn-out payments received by Microfield, with Mr. Conroy to receive $8,182 of the first $10,000 of bonus paid on the earn-out and Mr. Stansell to receive $1,818 of that amount. All bonus payments thereafter will be shared equally by Messrs. Conroy and Stansell. The maximum bonus payments that Messrs. Conroy and Stansell will receive are $122,500 and $52,500, respectively. In connection with the Asset Sale, Mr. Conroy will enter a consulting agreement with PolyVision pursuant to which he will provide transition services for three months and will be paid $30,000. In addition, Greensteel has expressed its intention to hire
Mr. Stansell at an annual salary of $100,000.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date, voting in person or by proxy, is necessary to adopt the Purchase Agreement and approve the Asset Sale. Accordingly, a failure to vote or an abstention will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD

    THE BOARD OF DIRECTORS BELIEVES THAT COMPLETION OF THE ASSET SALE IS IN THE BEST INTERESTS OF MICROFIELD AND ITS SHAREHOLDERS AND IS THE BEST ALTERNATIVE AVAILABLE TO MAXIMIZE SHAREHOLDER VALUE. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE PURCHASE AGREEMENT AND APPROVE THE ASSET SALE.

                       PROPOSAL II: ELECTION OF DIRECTORS

    In accordance with Microfield's Bylaws, the Board of Directors shall consist of no fewer than three and no more than eleven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at five.

    Each director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

NOMINEES FOR DIRECTOR

    The names and certain information concerning the nominees for director are set forth below. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a substitute nominee. Proxies may not be voted for more than five nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors.

NAME OF NOMINEE                               AGE                   POSITION WITH MICROFIELD
---------------                             --------   ---------------------------------------------------
John B. Conroy............................        61   Chairman of the Board and Chief Executive Officer
Herbert S. Shaw...........................        64   Director
Michael W. Stansell.......................        57   President
Dennis Wade...............................        46   Director
Robert Jesenik............................        41   Director

    There is no family relationship among any of the directors or executive officers of Microfield.

    JOHN B. CONROY joined Microfield in May 1986 and was appointed President and elected a Director that same month. Mr. Conroy was designated Chief Executive Officer by the Board of Directors in January 1987, and appointed Chairman of the Board of Directors in June 1996. Mr. Conroy previously held executive management positions with a number of computer industry companies, has served as a director of several, and holds a Bachelors of science in electrical engineering from New York University.

    HERBERT S. SHAW was appointed to the Board of Directors in June 1997.
Mr. Shaw has been the Managing Partner of NorCrest Ltd. and Chairman of NorCrest Capital Management LLC, an investment banking company, since January 1996. From February 1992 to December 1995 Mr. Shaw was the President and CEO of The Laughlin Group, a financial services and investment group of companies.

    MICHAEL W. STANSELL was appointed President and Chief Operating Officer of Microfield in April 2000. Prior to that he served with Microfield as Director of Manufacturing from November 1985 to January 1987 and Vice President, Operations, from January 1987 until April 2000. Mr. Stansell was a division manufacturing manager, among other positions, at Tektronix Corporation from August 1965 through October 1985. He was appointed to the Board of Directors in April 2000.

    DENNIS WADE was appointed to the Board of Directors in June 2000. Mr. Wade has been the Chairman and Chief Financial Officer of JMW Capital
Partners, Inc., an investment banking company, since January 1995.


    ROBERT JESENIK was appointed to the Board of Directors in June 2000.
Mr. Jesenik has been the President and Chief Executive Officer of JMW Capital Partners, Inc., an investment banking company, since October 1998. From
April 1993 to October 1998 Mr. Jesenik was a partner of JMW Capital Partners.


BOARD MEETINGS AND COMMITTEES

    The Board of Directors met five times during 1999. Each director attended or participated in at least 75 percent of the meetings and the committees of which the director was a member. William Cargile resigned from the Board of Directors effective June 30, 2000.

    Microfield maintains an Audit Committee comprised of Messrs. Conroy and Shaw. The Audit Committee makes recommendations concerning the engagement of the independent public accountants. The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Microfield's internal accounting controls. The Audit Committee met one time in the last fiscal year.

    Microfield maintained a Compensation Committee comprised of Mr. Conroy and William Cargile. Mr. Cargile resigned from the Board of Directors on June 30, 2000. The Compensation Committee reviews and determines the compensation of Microfield's executive officers. The Compensation Committee met one time in the last fiscal year.

    Microfield does not maintain a nominating committee.

COMPENSATION OF DIRECTORS

    The 1995 Stock Incentive Plan provides for the automatic grant of an option to purchase 10,000 shares of Common Stock to each person who becomes a non-employee director of Microfield after April 24, 1996, provided that the person has not previously served as a director of Microfield. A "non-employee director" is a director who is not an employee of Microfield or any of its subsidiaries. The plan also provides for the grant of an automatic option to purchase an additional 3,000 shares of Common Stock to each incumbent non-employee director who continues in office as a non-employee director following an annual meeting of shareholders, starting with the 1997 Annual Meeting. Mr. Shaw was granted an option for 10,000 shares in 1997.
Messrs. Jesenik and Wade are directors in their capacity as representatives of JMW Capital Partners, Inc. and as such have not been granted options.

    Directors do not receive any fees for serving on Microfield's Board of Directors or any committee thereof, but are reimbursed for reasonable expenses incurred in attending meetings.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

    The executive officers of Microfield and their positions are described below, together with a biographical summary of the experience of these officers for the past five years. The executive officers serve at the discretion of the Board of Directors.

NAME OF NOMINEE                               AGE                   POSITION WITH MICROFIELD
---------------                             --------   ---------------------------------------------------
John B. Conroy............................        61   Chairman of the Board and Chief Executive Officer
Michael W. Stansell.......................        57   President

    For information on the business background of Mr. Conroy and Mr. Stansell, see "Nominees for Director" above.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table provides certain summary information concerning compensation awarded to, earned by or paid to Microfield's Chief Executive Officer and other executive officers of Microfield whose total annual salary and bonus exceeded $100,000 for fiscal years 1999, 1998, and 1997. There are no other executive officers of Microfield whose total annual salary and bonus exceeded $100,000 for those periods.

                           SUMMARY COMPENSATION TABLE
                         LONG TERM COMPENSATION AWARDS
                              ANNUAL COMPENSATION

                                                                            SECURITIES
                                          FISCAL                            UNDERLYING         ALL OTHER
                                           YEAR     SALARY($)   BONUS($)   OPTIONS(#)(1)   COMPENSATION($)(2)
                                         --------   ---------   --------   -------------   ------------------
John B. Conroy.........................    1999      185,192        --        100,000                 --
  Chairman of the Board                    1998      219,154        --         75,000                 --
  Director and Chief Executive Officer     1997      206,451        --         60,000                 --

------------------------


(1) The stock options granted to Mr. Conroy in 1997, 1998 and 1999 at $1.75, $4.0625 and $0.75 per share, respectively, were cancelled and then repriced by vote of the Board of Directors in December 1999 at the current market price on that date of $0.22 per share as were all other stock options outstanding on that date.


(2) The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total of the annual salary and bonus reported for the Chief Executive Officer.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options under Microfield's 1995 Stock Incentive Plan during fiscal 1999 to the Chief Executive Officer. All current executive officers as a group received options exercisable for 188,000 shares of Microfield's Common Stock during fiscal 1999. All employees who are not currently executive officers of Microfield received options exercisable for a total of 76,100 shares of Microfield's Common Stock during fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                  ------------------------------------------------------------------------
                                  NUMBER OF SECURITIES    % OF TOTAL OPTIONS    EXERCISE
                                   UNDERLYING OPTIONS    GRANTED TO EMPLOYEES     PRICE       EXPIRATION
NAME                                 GRANTED(1)(2)          IN FISCAL YEAR      ($/SHARE)        DATE
----                              --------------------   --------------------   ---------   --------------
John B. Conroy..................        100,000                  37.8%            $0.75     August 4, 2004

------------------------

(1) Options granted in August 1999 to Mr. Conroy were exercisable from time to time in the amount of 1/48 of the shares per month, each month through August 2003. The stock options granted to Mr. Conroy were granted at the current market price on the date of grant. In June 2000 the Board of Directors made all outstanding stock options granted after December 20, 1999, including those granted to Mr. Conroy, fully exercisable.

(2) The stock options granted to Mr. Conroy in 1997, 1998 and 1999 at $1.75, $4.0625 and $0.75 per share, respectively, were cancelled and then repriced by vote of the Board of Directors in December 1999 at the current market price on that date of $0.22 per share.

    In December 1999 the Board of Directors determined that, due to the decline in the market value of Microfield's common stock, the exercise prices of outstanding stock options were sufficiently above the market value of Microfield's common stock to cause the options to no longer serve their intended role as employee incentives. Accordingly, the Board of Directors repriced all existing options at an exercise price of $0.22 per share, the closing price for Microfield's common stock and the OTC Bulletin Board on December 20, 1999, the last trading date prior to the repricing. The repricing was accomplished by canceling all outstanding grants and reissuing options on the same terms as the cancelled grants, except that the exercise price for all new grants was $0.22 per share.

OPTION EXERCISE AND HOLDINGS

    The following table provides information concerning the exercise of options during fiscal 1999 and unexercised options held as of the end of the fiscal year with respect to the Chief Executive Officer.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                  NUMBER OF SECURITIES        VALUE OF
                                                                       UNDERLYING            UNEXERCISED
                                                                  UNEXERCISED OPTIONS       IN-THE-MONEY
                                           SHARES       VALUE         AT FY END(#)        OPTIONS AT FY-END
                                         ACQUIRED ON   REALIZED       EXERCISABLE/       ($)(2) EXERCISABLE/
NAME                                     EXERCISE(3)    ($)(1)       UNEXERCISEABLE        UNEXERCISEABLE
----                                     -----------   --------   --------------------   -------------------
John B. Conroy.........................       0           0          51,125/138,875              0/0

------------------------

(1) Market value of the underlying securities at exercise date, minus exercise price of the options.

(2) Market value of the underlying securities at January 1, 2000, $0.125 per share, minus exercise price of the unexercised options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On March 19, 1998 Microfield signed a common stock purchase agreement with Steelcase under which Steelcase purchased 350,000 shares of Microfield's common stock and a warrant for $2,012,500 in cash. The warrant gives Steelcase the right to purchase an additional 260,000 shares of Microfield's common stock at $6.75 per share. The warrant is exercisable starting on March 19, 1999 and expires on March 19, 2001. Pursuant to the terms of the common stock purchase agreement, James P. Keane, an officer of Steelcase, was elected to Microfield's Board of Directors. Mr. Keane resigned in March 2000. Steelcase has not designated any person to replace him. In addition, Microfield, Steelcase and certain directors and executives of Microfield entered a Share Ownership, Voting and Right of First Refusal Agreement ("Voting Agreement") pursuant to which the parties agreed to vote their shares of common stock to elect certain individuals to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management." On March 26, 1999 Microfield sold Steelcase on additional 444,445 shares of Microfield's common stock for $1,000,001. Microfield also granted Steelcase registration rights for its shares of Microfield's common stock in connection with these two stock sales. Steelcase has the right, at any time after March 19, 2000, to require Microfield to effect the registration under the Securities Act of 1933 of the common stock owned by Steelcase, subject to certain limitations.

    On October 22, 1998, pursuant to an executive loan program authorized by the Board of Directors, John B. Conroy borrowed money from Microfield in order to exercise options for 45,000 shares of Microfield's Common Stock. The transaction resulted in a note due Microfield from Mr. Conroy in the amount of $78,750, with interest at 6% per year, due on October 22, 2003.

    On June 30, 2000, Microfield entered into a financing arrangement with JMW Capital Partners, Inc. ("JMW"). Dennis Wade and Robert Jesenik, shareholders, officers and directors of JMW, were appointed to Microfield's Board of Directors in connection with this financing. Pursuant to the financing, Microfield borrowed $400,000 from JMW. This loan was represented by a Subordinated Promissory Note bearing interest at 10% per year and payable on the earlier of June 30, 2005 or upon demand by JMW after June 30, 2003. The note becomes immediately payable if, among other things, John B. Conroy ceases to be active in Microfield's management or designees of JMW represent less than 40% of the members of Microfield's Board of Directors. JMW was also issued two warrants, each to purchase 1,033,000 shares of Microfield's common stock. The exercise prices for the two warrants are $0.50 per share and $0.38722 per share, respectively. Both warrants are immediately exercisable and expire on June 30, 2005. Microfield granted JMW certain registration rights with respect to the shares of common stock underlying the warrants. Also in connection with the financing Microfield entered into an engagement letter relating to financial advisory services with an affiliate of JMW. Under the engagement letter, the affiliate received an initial fee of $2,500 and is entitled to an additional monthly fee of $2,500, which will not be payable until completion of the Asset Sale. The affiliate is also entitled to fees upon the consummation of various financing or acquisition transactions, with these fees ranging from 1.5% to 5% of the transaction value.

    Two directors of Microfield, John B. Conroy and Michael Stansell, are entitled to transaction bonuses from Microfield upon completion of the Asset Sale. See "The Asset Sale--Interests of Certain Persons in the Sale," Page 15.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Microfield's directors, executive officers and persons who beneficially own more than ten percent of the outstanding Common Stock to file with the Securities and Exchange Commission certain reports with respect to each person's beneficial ownership of Microfield's equity securities. Officers, directors and greater than ten percent shareholders are also required to furnish Microfield with copies of all forms they file under this regulation. Based solely upon a review of the copies of these reports and certain representations of these persons, Microfield believes that, during 1999, all executive officers, directors and greater than 10% shareholders have complied with the applicable reporting requirements.

INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP audited Microfield's financial statements for the fiscal year ended January 1, 2000. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they wish.

                               MARKET INFORMATION

    Since October 30, 1999, Microfield's common stock has been quoted on the OTC Bulletin Board under the symbol "MICG." Prior to that date Microfield's common stock was quoted on the Nasdaq SmallCap Market under the same symbol. The following table sets forth the high and low sales prices as reported by the OTC Bulletin Board or the Nasdaq SmallCap Market, as applicable, for the periods indicated.

                                                                  LOW           HIGH
                                                              -----------   ------------
FISCAL 1998
First Quarter...............................................  $3 5/8        $8 3/4
Second Quarter..............................................  4 1/16        9 3/16
Third Quarter...............................................  2             4 15/16
Fourth Quarter..............................................  1 3/8         2 7/8

FISCAL 1999
First Quarter...............................................  $1 7/8        $2 3/8
Second Quarter..............................................  15/16         2 1/16
Third Quarter...............................................  9/16          1 1/16
Fourth Quarter..............................................  1/4           5/8

FISCAL 2000
First Quarter...............................................  1/8           11/16
Second Quarter..............................................  5/32          37/64

    There were 161 shareholders of record and Microfield believes approximately 1,400 beneficial shareholders at August 14, 2000. There were no cash dividends declared or paid in fiscal years 1999 or 1998. Microfield does not anticipate declaring dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of Microfield as of July 31, 2000 as to (i) each person who is known by Microfield to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director of Microfield, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise noted, Microfield believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. As of July 31, 2000 John B. Conroy, Michael W. Stansell, Herbert S. Shaw (collectively, the "Executives"), Steelcase Inc. and Microfield were parties to a Share Ownership, Voting and Right of First Refusal Agreement dated March 19, 1998 (the "Voting Agreement"). On the date of the Voting Agreement, the Executives were directors and executives of Microfield. Pursuant to the Voting Agreement, Steelcase and the Executives are obligated to vote their shares of Common Stock to elect certain individuals to the Board of Directors of Microfield, including one individual designated by Steelcase (James B. Keane, Steelcase's original designee, resigned on February 17, 2000 and Steelcase has not identified a replacement for his seat.), Mr. Conroy and three independent directors as directed by majority of the Board of Directors (currently only Mr. Shaw has been designated). With regard to matters other than the election of directors, Steelcase has agreed to vote all of its shares of Common Stock that it may own in excess of 610,000 shares in direct proportion of the votes of all outstanding shares of Common Stock. Each party to the Voting Agreement is deemed the beneficial owner of the shares of Common Stock beneficially owned by each other party to the Voting Agreement.

                                  COMMON STOCK

FIVE PERCENT SHAREHOLDERS DIRECTORS,                          SHARES BENEFICIALLY     APPROXIMATE
DIRECTOR CERTAIN EXECUTIVE OFFICERS                                OWNED(1)         PERCENTAGE OWNED
------------------------------------                          -------------------   ----------------
Steelcase Inc.(2) ..........................................       1,536,081              33.4%
  PO Box 1967
  Grand Rapids, MI 49501-1967

JMW Capital Partners, Inc.(4) ..............................       2,066,000              44.9%
  8201 SE 17th Avenue
  Portland, OR 97202

John. B. Conroy(2)(3).......................................       1,536,081              33.4%

Michael W. Stansell(2)(3)...................................       1,536,081              33.4%

Robert Jesenik(4)...........................................       2,066,000              44.9%

Dennis Wade(4)..............................................       2,066,000              44.9%

Herbert S. Shaw(2)(3).......................................       1,536,081              33.4%

All directors and executive officers as a group (5
  persons)..................................................       3,602,081              78.4%

------------------------

(1) Shares to which the person or group has the right to acquire within 60 days after July 31, 2000 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) Includes: 794,445 shares held by Steelcase Inc. and 260,000 shares subject to warrants exercisable by Steelcase within 60 days after July 31, 2000; 239,000 shares held by Mr. Conroy and 87,033 shares held jointly by Mr. Conroy and Mr. Conroy's wife; 139,603 shares held by Mr. Stansell; and 16,000 shares held by Mr. Shaw.

(3) The address of Messrs. Conroy, Stansell, and Shaw, is c/o Microfield Graphics, Inc., 16112 SW 72nd, Portland, Oregon 97224.

(4) Includes warrants to purchase 2,066,000 shares exercisable within 60 days after July 31, 2000.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF
                                   OPERATIONS

OVERVIEW

    Microfield develops, manufactures and markets computer conferencing and telecommunications products to facilitate group communications. The principal purpose of these products is to make meetings more productive and cost effective by capturing ideas from all meeting members (whether they are located locally or linked remotely through a computer and an audio hookup) and making the information available to all of the linked systems, where everyone involved can see and interact with the information produced and presented. Microfield's product lines incorporate a series of digital whiteboards, interactive rear projection systems, interactive plasma display systems, and interactive enhancement kits for plasma displays under the brand name SoftBoard, along with a variety of application software packages, supplies and accessories. Information written or drawn on the SoftBoard surface is recorded and displayed on a personal computer simultaneously and in color using Microfield's proprietary technology. The information is recorded in a computer file that can be replayed, printed, faxed, e-mailed or saved for future applications. Proprietary software allows the information to be communicated in real time to remote computers over standard telephone lines, networks and the Internet.

    In July 1997 Microfield entered into a General Purchase and Development Agreement with Minnesota Mining and Manufacturing Company (3M), under which 3M globally marketed advanced versions of Microfield's SoftBoard family of products. Under the terms of the two year agreement, Microfield developed specialized versions of the SoftBoard product line exclusively for 3M. Shipments from Microfield to 3M began in the fourth quarter of 1997 and continued through the third quarter of 1998. For the year ended January 1, 2000 and January 2, 1999, approximately 0% and 38%, respectively, of Microfield's sales were attributable to 3M.

    In April 1999, Microfield was informed by 3M of its decision to terminate the Advanced Meeting Solutions (AMS) Project under which the SoftBoard family of products was marketed. Microfield reached an agreement with 3M under which Microfield assumed responsibility for 3M's global distribution network of whiteboard products. In this role, Microfield will support digital whiteboard product sales, service, and warranty obligations for all of 3M's installed base and dealer network affected by their withdrawal from the AMS Project. The reduced level of sales to 3M and its announced termination of the project has had an adverse effect on Microfield's business. Microfield believes that 3M's liquidation of its inventory of Ideaboard products negatively impacted sales of its SoftBoard digital whiteboard products during 1999.

    In March 1998 Microfield signed a Common Stock Purchase Agreement with Steelcase Inc. (Steelcase), pursuant to which Steelcase purchased 350,000 shares of Microfield's common stock and a warrant for a total of $2,012,500 in cash. The warrant gives Steelcase the right to purchase an additional 260,000 shares of Microfield's common stock at $6.75 per share. The warrant is exercisable starting on March 16, 1999 and expires on March 16, 2001. In March 1999, Steelcase purchased an additional 444,445 shares for a total of $1,000,001 in cash. As of January 1, 2000 Steelcase owned 19% of the outstanding common stock of Microfield.

    At the end of the second quarter of 1999, Microfield introduced a major restructuring to realign operating expenses with sales levels while retaining critical functions in key operational areas. Total overhead expense was reduced by approximately 50% through a combination of staff reductions, workweek reductions, temporary executive salary reductions, and reductions in general expense spending levels, including negotiating a satisfactory termination of the company's existing facilities lease in January 2000 and entering into a lease for a new facility with a lower lease cost. Also at the end of the second quarter of 1999, Microfield introduced a product price reduction in its 200 Series digital whiteboard product line. Prices were adjusted to achieve closer parity with competing products in the marketplace.

RESULTS OF OPERATIONS

    The following table sets forth, as a percentage of sales, certain consolidated statement of operations data relating to the SoftBoard business for the periods indicated.

                                                               FISCAL     FISCAL
                                                                1999       1998
                                                              --------   --------
Net sales...................................................    100%       100%
Cost of goods sold..........................................     65         59
                                                                ---        ---
  Gross profit..............................................     35         41
Research and development expenses...........................    (18)       (15)
Marketing and sales expenses................................    (47)       (40)
General and administrative expenses.........................    (25)       (14)
                                                                ---        ---
Loss from operations........................................    (55)       (28)
Other expense, net..........................................     (3)        (1)
                                                                ---        ---
Loss before income taxes....................................    (58)       (29)
Benefit from income taxes...................................     --         --
                                                                ---        ---
Net loss....................................................    (58)%      (29)%
                                                                ===        ===

    Sales. Total sales decreased $3,153,910 (48%) to $3,492,238 in 1999 from $6,646,148 in 1998. In fiscal 1999, export sales aggregated $665,000 (19% of net sales), compared to $1,826,703 (27% of net sales) in 1998. The decline in sales, including export sales, was due primarily to 3M's decision to exit the Advanced Meeting Solutions (AMS) Project under which the SoftBoard family of products was marketed. Sales to 3M accounted for $2,551,000 in 1998. There were no sales to 3M in 1999.

    Gross Profit. Cost of goods sold includes the cost of raw materials needed to assemble the product, assembly and preparation by vendors and direct and indirect costs associated with the procurement, testing, scheduling and quality assurance functions performed by Microfield. Microfield's gross margin was 35% in 1999, down from 41% in 1998. The decrease in gross margin was primarily the result of lower sales volumes resulting in decreased manufacturing overhead absorption in 1999 compared to 1998.

    Research and Development Expenses. Research and development costs are expensed as incurred. Research and development expenses decreased $363,000 (36%) to $635,000 in 1999 from $998,000 in 1998. The decrease was due primarily to Microfield restructuring implemented at the end of the second quarter. Research and development expenses, as a percentage of sales, were 18% and 15% in 1999 and 1998, respectively.

    Marketing and Sales Expenses. Marketing and sales expenses decreased $1,003,000 (38%) to $1,655,000 in 1999 from $2,658,000 in 1998. The decreases were due primarily to significantly lower advertising and trade show expense during 1999. Microfield undertook changes in the methods it used to generate sales leads during the current year. Marketing and sales expenses increased as a percentage of sales to 47% in 1999 from 40% in 1998.

    General and Administrative Expenses. General and administrative expenses decreased $93,000 (10%) to $867,000 in 1999 from $960,000 in 1998. The restructuring efforts were the primary cause of the decrease in general and administrative expenses. General and administrative expenses, as a percentage of sales, were 25% in 1999 compared to 14% in 1998. The increase in percentage compared to sales was due to the lower total sales in 1999.

    Other Income (Expense). Other income (expense) includes interest income, interest expense and miscellaneous income. Other expense increased by $57,000 to 107,000 in 1999, from $50,000 in 1998. The increase was primarily due to a legal settlement and related expenses of approximately $23,000 and a one time non-recurring charge of $26,000 related to the restructuring. (See Overview)

    Income Taxes. As of January 1, 2000 Microfield had available net operating loss carryforwards of approximately $14 million for federal income tax purposes. These carryforwards may be used to reduce consolidated taxable income, if any, in future years through their expiration in 2003 to 2020. Utilization of net operating loss carryforwards may be limited due to the ownership changes resulting from Microfield's initial public offering in 1995 and other stock transactions. In addition, Microfield has research and development credits aggregating approximately $285,000 for income tax purposes at January 1, 2000. These credits may be used to reduce taxes payable, if any, on a consolidated basis in future years through their expiration in 2001 to 2020. See Note 7 of Notes to Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

    Since inception, Microfield has financed its operations and capital expenditures through public and private sales of equity securities, cash from operations, and borrowings under bank lines of credit. At January 1, 2000 Microfield had working capital of approximately $4,000 and its principal sources of liquidity consisted of $113,000 in cash and cash equivalents. At July 29, 2000 Microfield had working capital of approximately $52,000 and its principal source of liquidity consisted of $259,000 in cash and cash equivalents. Accounts receivable decreased $532,000 to $266,000 at January 1, 2000 from $798,000 at January 2, 1999. This was due to decreased sales in the fourth quarter of 1999 compared to fourth quarter sales in 1998 and to improved account collection policies implemented as part of the restructuring and cost reduction plan. Accounts receivable decreased $11,000 to $254,000 at July 29, 2000 from $266,000 at January 1, 2000. This was primarily due to improved account collection policies. Inventories decreased $449,000 to $497,000 at January 1, 2000 from $946,000 at January 2, 1999. This decrease was due primarily to the lowering of inventory levels implemented as part of the restructuring and cost reduction plan, and to the lower level of sales in the fourth quarter of 1999. Inventories decreased $72,000 to $425,000 at July 29, 2000 from $497,000 at January 1, 2000.
This decrease was due primarily to the lowering of involuntary levels implemented as part of the restructuring and cost reduction plan. Accounts payable decreased $194,000 to $338,000 at January 1, 2000 compared to $532,000 at January 2, 1999 as a result of the improved purchasing policies implemented as part of the restructuring and cost reduction plan. Accounts payable increased $60,000 to $398,000 at July 29, 2000 compared to $338,000 at January 1, 2000 as a result of the implementation of more favorable terms with Microfield's vendors.

    Microfield has a line of credit with its bank using its accounts receivable and certain of its inventory as collateral. The Loan Agreement for the line of credit expired on September 8, 1999, at which time $524,000 was outstanding under the line of credit. Microfield and the bank continued to operate under the terms of the Loan Agreement until new terms were formalized on October 25, 1999. At September 8, 1999 and at October 2, 1999, Microfield was not in compliance with the minimum tangible net worth financial covenant of its Loan Agreement with the bank. On October 15, 1999, the bank delivered a notice of default and Microfield subsequently entered into a Forbearance Agreement which provides for a reduction in the line of credit to $650,000, the elimination of inventory from the collateral base over a 14 month period, an interest rate increase, and certain financial covenants with which Microfield must comply. The Forbearance Agreement period ended April 30, 2000. On April 27, 2000 the Company entered into an Accounts Receivable Purchase Agreement with the bank, which provides for financing in an amount equal to 80% of accounts receivable up to a maximum of $750,000, interest of 3% per month on the outstanding loan balance, repayment of the inventory portion of the collateral base ("The Placeholder Note"), and certain financial covenants with which the Company is required to comply. The balance of the Placeholder Note at July 29, 2000 was $109,884. The Accounts Receivable Purchase Agreement extends through December 31, 2000.

    On June 30, 2000 the Company entered into a Subordinated Promissory Note with JMW Capital Partners, Inc. ("JMW") pursuant to which the Company borrowed $400,000 from JMW. The promissory note plus unpaid interest (payable at an initial rate of 10 percent per annum) is due as follows:

(a) interest in arrears on the last day of each quarter beginning September 30, 2000, and (b) the outstanding principal balance and all accrued and unpaid interest on the earlier of (i) June 30, 2005 or (ii) demand by holder made at any time after June 30, 2003. In connection with this Subordinated Promissory Note, the Company issued to JMW two stock warrants each to purchase 1,033,000 shares of the Company's common stock at a price of $0.50 per share and $0.38722 per share, respectively. The warrants which are exercisable until June 30, 2005, have an aggregate estimated fair value of $357,418 which has been recorded as a debt discount and is being amortized using the effective interest method over the five year term of the related debt. Amortization of the debt discount is included in interest expense. The Company agreed to a number of financial and other covenants in connection with the financing, including that the Company will default under the note if at any time designees of JMW constitute less than forty percent of the Company's Board of Directors. In accordance with this agreement, Robert Jesenik and Dennis Wade, principals of JMW, were appointed to the Company's Board of Directors.

    The Company believes its resources are sufficient to fund its operations until October 31, 2000 if the Accounts Receivable Purchase Agreement is not terminated prior to that time. In the event that the Accounts Receivable Purchase Agreement is terminated prior to that time, and the Company is unable to obtain substitute financing at acceptable terms, the Company's business and financial condition will be materially and adversely affected.

    Microfield has no commitments for capital expenditures in material amounts.

IMPACT OF THE YEAR 2000 ISSUE

    Many computer systems have been expected to experience problems distinguishing between dates in different centuries because these systems were developed using two digits rather than four digits to determine the applicable year. Consequently, there was concern that these systems would be unable to distinguish between dates in different centuries and could have experienced errors resulting in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. To date, we have not experienced any problems complying with the Year 2000 issues and have not been informed of any failures of our products from customers.

PROPERTIES

    Microfield's facilities in Portland, Oregon consist of approximately 12,000 square feet of office and manufacturing space. Microfield occupies this facility pursuant to a lease, commencing April 1, 2000 and expiring on June 30, 2003, at a base rent of $6,720 per month. Microfield has agreed to use its best efforts to assign this lease to Greensteel in connection with the Asset Sale.

LEGAL PROCEEDINGS

    During February 2000, Microfield was named in a class action lawsuit, ADAIR
V. MICROFIELD GRAPHICS, INC., ET AL., 00 CIV. 0629 (MBM), United States District Court Southern District of New York. The complaint alleges that Microfield and its Chief Executive Officer issued a series of false and misleading statements concerning, among other things, Microfield's purchase agreement with 3M. The complaint alleges that, as a result of these allegedly material misstatements and omissions, Microfield's stock price was artificially inflated during the period from July 23, 1998 through April 2, 1999 and requests that damages be determined at trial. Microfield denies the allegations and intends to vigorously defend itself. However, the ultimate outcome of the litigation is presently undeterminable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE

    None.

                            DISCRETIONARY AUTHORITY

    Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

    For this year's annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of Microfield after August 31, 2000, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2001 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of Microfield after March 5, 2001, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Proposals of shareholders intended to be presented at Microfield's 2001 Annual Meeting of Shareholders must be received by Microfield at its principal office not later than March 5, 2001. Proposals of shareholders intended to be considered for inclusion in the proxy statement and form of proxy relating to Microfield's 2001 Annual Meeting of Shareholders must be received by Microfield at its principal office not later than March 5, 2001.

                                 OTHER MATTERS

    The Board of Directors knows of no other business to be presented at the Annual Meeting, but if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote the same in accordance with their own judgment and discretion, and authority to do so is included in the proxy.

                      WHERE YOU CAN FIND MORE INFORMATION

    Microfield files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that Microfield files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Microfield's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http:/www.sec.gov. Reports, proxy statements, and other information concerning Microfield also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006. For additional information on how to access Microfield's SEC filings over the internet, please contact Joan Nardi via e-mail at www.joann@softboard.com.

    All shareholders are entitled to a copy of Microfield's Form 10-KSB filed with the SEC. If you would like a copy, one will be provided without additional charge upon request to: Investor Relations, Microfield Graphics, Inc., 16112 SW 72nd, Portland, Oregon, 97224.

    Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and to return it at once in the enclosed envelope.

                                          By order of the Board of Directors,

                                          John B. Conroy
                                          Secretary


Portland, Oregon
October 3, 2000

                              FINANCIAL STATEMENTS

    The Consolidated Financial Statements together with the report thereon of PricewaterhouseCoopers LLP are included in this Proxy Statement as follows:

                                                                PAGE
                                                              --------
Report of Independent Accounts..............................    F-1

Consolidated Balance Sheets January 1, 2000 and January 2,
  1999......................................................    F-2

Consolidated Statements of Operations for the years ended
  January 1, 2000 and January 2, 1999.......................    F-3

Consolidated Statements of Shareholders Equity for the years
  Ended January 1, 2000 and January 2, 1999.................    F-4

Consolidated Statements of Cash Flows for the years ended
  January 1, 2000 and January 2, 1999.......................    F-5

Notes to Consolidated Financial Statements..................    F-6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Microfield Graphics, Inc. (d.b.a. Softboard)

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Microfield Graphics, Inc. (d.b.a. Softboard) and its subsidiary at January 1, 2000 and January 2, 1999 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency at January 1, 2000. In addition, as discussed in Note 6, the Company during 1999 was not in compliance with certain covenants related to its line of credit and, as a result, received a notice of default from its bank and entered into a forbearance agreement with the bank. Such factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 6 and 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PRICEWATERHOUSECOOPERS LLP
March 10, 2000

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

                          CONSOLIDATED BALANCE SHEETS

                      JANUARY 1, 2000 AND JANUARY 2, 1999

                                                                  1999           1998
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $    113,041   $    739,628
  Accounts receivable, net (Note 3).........................       265,524        797,543
  Inventories (Note 4)......................................       496,696        946,103
  Prepaid expenses and other................................       120,969        156,627
                                                              ------------   ------------
    Total current assets....................................       996,230      2,639,901
Property and equipment, net (Note 5)........................       244,714        379,457
Other assets................................................        76,915        226,140
                                                              ------------   ------------
                                                              $  1,317,859   $  3,245,498
                                                              ============   ============

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit (Note 6)...................................  $    353,528   $    655,000
  Current portion of long-term debt (Note 6)................         6,945         83,333
  Accounts payable..........................................       338,325        532,308
  Accrued payroll and payroll taxes.........................       133,650        255,698
  Unearned income...........................................        77,687         56,101
  Other accrued liabilities.................................        82,048        186,403
                                                              ------------   ------------
    Total current liabilities...............................       992,183      1,768,843
Long-term debt, net of current portion (Note 6).............            --          6,945
Other long-term liabilities.................................        52,455         77,220
                                                              ------------   ------------
    Total liabilities.......................................     1,044,638      1,853,008
                                                              ------------   ------------
Commitments and contingencies (Note 8)

Shareholders' equity (Notes 9 and 11):
  Common stock, 25,000,000 shares authorized, 4,132,185 and
    3,686,775 shares issued and outstanding, respectively...    15,273,912     14,362,698
  Accumulated deficit.......................................   (15,000,691)   (12,970,208)
                                                              ------------   ------------
    Total shareholders' equity..............................       273,221      1,392,490
                                                              ------------   ------------
                                                              $  1,317,859   $  3,245,498
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

            FOR THE YEARS ENDED JANUARY 1, 2000 AND JANUARY 2, 1999

                                                                 1999          1998
                                                              -----------   -----------
Net sales (Note 10).........................................  $ 3,492,238   $ 6,646,148
Cost of goods sold..........................................    2,258,204     3,893,541
                                                              -----------   -----------
    Gross profit............................................    1,234,034     2,752,607
                                                              -----------   -----------

Operating expenses:
  Research and development..................................      635,020       997,929
  Marketing and sales.......................................    1,655,452     2,657,581
  General and administrative................................      867,001       960,498
                                                              -----------   -----------
                                                                3,157,473     4,616,008
                                                              -----------   -----------
    Loss from operations....................................   (1,923,439)   (1,863,401)

Other income:
  Interest expense, net.....................................      (58,099)      (50,176)
  Other (expense) income, net...............................      (48,945)          346
                                                              -----------   -----------
    Loss before income taxes................................   (2,030,483)   (1,913,231)

Provision for income taxes (Note 7).........................           --        (1,506)
                                                              -----------   -----------
    Net loss................................................  $(2,030,483)  $(1,914,737)
                                                              ===========   ===========
Basic and diluted net loss per share........................  $      (.50)  $      (.54)
                                                              ===========   ===========
Shares used in calculation..................................    4,029,489     3,552,706
                                                              ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           MICROFIELD GRAPHICS, INC.

                               (D.B.A. SOFTBOARD)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

            FOR THE YEARS ENDED JANUARY 1, 2000 AND JANUARY 2, 1999

                                                               COMMON STOCK
                                                          -----------------------   ACCUMULATED
                                                           SHARES       AMOUNT        DEFICIT
                                                          ---------   -----------   ------------
Balance at January 3, 1998..............................  3,211,813   $12,185,527   $(11,055,471)
Stock options exercised.................................    124,962       187,643             --
Issuance of common stock and warrants...................    350,000     1,989,528             --
Net loss................................................         --            --     (1,914,737)
                                                          ---------   -----------   ------------
Balance at January 2, 1999..............................  3,686,775    14,362,698    (12,970,208)
Stock options exercised.................................        965         1,210             --
Issuance of common stock and warrants, net of
  issuance costs........................................    444,445       910,004             --
Net loss................................................         --            --     (2,030,483)
                                                          ---------   -----------   ------------
Balance at January 1, 2000..............................  4,132,185   $15,273,912   $(15,000,691)
                                                          =========   ===========   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE YEARS ENDED JANUARY 1, 2000 AND JANUARY 2, 1999

                                                                1999          1998
                                                             -----------   -----------
Cash flows from operating activities:
  Net loss.................................................  $(2,030,483)  $(1,914,737)
  Adjustments to reconcile loss from continuing operations
    to operating cash flows:
    Depreciation and amortization..........................      280,271       209,990
    Changes in assets and liabilities:
      Accounts receivable..................................      532,019       230,359
      Inventories..........................................      449,407      (234,103)
      Prepaid expenses and other...........................       35,658       (34,692)
      Accounts payable.....................................     (193,983)      (74,248)
      Accrued payroll and payroll taxes....................     (122,048)       61,941
      Unearned income......................................       21,586         2,356
      Other accrued liabilities............................     (104,355)       99,140
                                                             -----------   -----------
    Net cash used in operating activities..................   (1,131,928)   (1,653,994)
                                                             -----------   -----------
Cash flows from investing activities:
  Acquisition of property and equipment, net...............      (75,053)     (185,650)
  Loan to employee.........................................           --       (78,750)
                                                             -----------   -----------
    Net cash used in investing activities..................      (75,053)     (264,400)
                                                             -----------   -----------
Cash flows from financing activities:
  Net borrowings (payments) under line of credit and term
    loan agreement.........................................     (301,472)     (345,000)
  Net payments on long-term debt...........................     (108,098)      (83,333)
  Proceeds from exercise of common stock options...........        1,210       187,643
  Proceeds from issuance of common stock...................      988,754     1,989,528
                                                             -----------   -----------
    Net cash provided by financing activities..............      580,394     1,748,838
                                                             -----------   -----------
    Net decrease in cash and cash equivalents..............     (626,587)     (169,556)
Cash and cash equivalents, beginning of year...............      739,628       909,184
                                                             -----------   -----------
Cash and cash equivalents, end of year.....................  $   113,041   $   739,628
                                                             ===========   ===========
Cash paid for:
  Interest.................................................  $    67,898   $    94,804
                                                             ===========   ===========
  Income taxes.............................................  $        --   $     1,506
                                                             ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  THE COMPANY AND BASIS OF PRESENTATION

    Microfield Graphics, Inc. (the Company), an Oregon corporation incorporated in October 1986, develops, manufactures and markets computer conferencing and telecommunications products to facilitate group communications. The Company's product lines incorporate a series of digital whiteboards, digital whiteboard rear projection systems, and interactive plasma display systems under the brand name Softboard, along with a variety of application software packages, supplies and accessories. Information written or drawn on the Softboard surface is recorded and displayed on a personal computer simultaneously and in color using the Company's proprietary technology.

    The Company has a wholly-owned foreign sales corporation in Barbados. Hereafter in these consolidated financial statements, the term "Company" refers to Microfield Graphics, Inc. and its subsidiary. The Company's primary market is in the United States; however, there are export sales to the United Kingdom, China, Japan and other countries (see Note 10).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

    The Company operates on a 52-53 week fiscal year ending on the Saturday closest to the last day of December.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

CONSOLIDATED STATEMENT OF CASH FLOWS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

    Accounts receivable at January 1, 2000 and January 2, 1999 are recorded net of allowances for uncollectible accounts of $27,153 and $44,553, respectively.

INVENTORIES

    Inventories are stated at the lower of standard cost or market value. Standard costs approximate the first-in, first-out method. Inventory costs include raw materials, direct labor and allocated overhead.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated using accelerated methods over their estimated useful lives of five years. Repairs and maintenance are charged to expense as incurred; improvements are capitalized. When the Company sells or disposes of assets, the accounts are relieved of the related costs and accumulated depreciation and resulting gains and losses are reflected in operations.

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to operations as incurred.

REVENUE RECOGNITION

    Revenue is recognized upon shipment of products. Revenue on warranty contracts is recognized over the life of the contract.

INCOME TAXES

    The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date.

BASIC AND DILUTED NET LOSS PER SHARE

    Basic earnings (loss) per common share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents and the weighted-average number of common shares outstanding during the period. Diluted loss per common share for 1999 and 1998 is based only on the weighted-average number of common shares outstanding during the period, as the inclusion of 481,881 and 442,413 common share equivalents would have been antidilutive.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The recorded amounts of cash and cash equivalents, accounts receivable, accounts payable, line of credit and accrued liabilities as presented in the consolidated financial statements approximate fair value because of the short-term maturity of these instruments. The recorded amount of capital lease obligations and long-term debt approximates fair value since the imputed interest or stated interest approximates currently competitive rates.

COMPREHENSIVE INCOME (LOSS)

    The Company has adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, as of January 4, 1998. Comprehensive loss equals net loss for all periods presented.

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  CONCENTRATION OF CREDIT RISK

    During the year ended January 1, 2000 no customers accounted for 10% or more of total net sales. During the year ended January 2, 1999 one customer accounted for approximately 38% of net sales. Accounts receivable from one customer totaled approximately $210,000 at January 2, 1999.

4.  INVENTORIES

    Inventories consist of the following:

                                                          JANUARY 1,   JANUARY 2,
                                                             2000         1999
                                                          ----------   ----------
Raw materials...........................................   $368,498     $607,140
Finished goods..........................................    128,198      338,963
                                                           --------     --------
                                                           $496,696     $946,103
                                                           ========     ========

5.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                       JANUARY 1,   JANUARY 2,
                                                          2000         1999
                                                       ----------   ----------
Furniture, machinery and equipment...................  $1,196,585   $1,223,014
Less accumulated depreciation and amortization.......     951,871      843,557
                                                       ----------   ----------
                                                       $  244,714   $  379,457
                                                       ==========   ==========

6.  DEBT

    At January 1, 2000, the Company had a $650,000 line of credit with a bank. Borrowings under the line of credit are due on demand, bear interest payable monthly at prime plus 2.5% (11% at January 1, 2000), and are collateralized by accounts receivable and a portion of inventory. As of January 1, 2000, borrowings of $353,528 were outstanding under the line. Pursuant to the line of credit agreement, the Company is required to comply with certain financial covenants, including ratios and minimum net worth. During 1999, the Company was not in compliance with the minimum tangible net worth financial covenant of its Loan Agreement with its bank. As a result, on October 15, 1999 the bank delivered a notice of default and the Company subsequently entered into a Forbearance Agreement with the bank. The Forbearance Agreement provides for a reduction in the line of credit to $650,000, the elimination of inventory from the collateral base over a fourteen-month period, an increase in the interest rate from prime to prime plus 2.5% and certain financial covenants with which the Company must apply. The Forbearance Agreement period is through April 30, 2000.

    Pursuant to the Forbearance Agreement, the Company must maintain a balance of accounts receivable not less than (i) 125% of the outstanding advances under the line of credit, minus (ii) 50% of the value of the Company's inventory, capped at $220,000 (the Inventory Cap Amount) at January 1, 2000. To the extent the Company obtains initial deposits on contracts that reduce overall accounts receivable, the Bank may elect to include such deposits, as reflected in the balance sheet category of

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  DEBT (CONTINUED)
unearned income, as accounts receivable. The Inventory Cap Amount will reduced by $10,000 each month through March 31, 2000 and further reduced by $25,000 each month ending thereafter.

    In the event that the Forbearance Agreement is not extended or the Loan Agreement is not renewed, the Company's business and financial condition could be materially and adversely affected. Under such circumstances the Company believes that it would not have resources sufficient to fund its operations for the next twelve months unless it is able to obtain alternative financing on terms acceptable to the Company.

    The Company is exploring alternative means of financing the business. However, there can be no assurance that the Company can obtain such financing, or that such financing will be on terms acceptable to the Company.

    The Company's long-term debt consists of the following:

                                                          JANUARY 1,   JANUARY 2,
                                                             2000         1999
                                                          ----------   ----------
Term loan payable to bank in monthly installments of
  $7,988, including interest at the prime rate plus 2.5%
  (11.5% at January 1, 2000), from February 1997 through
  January 2000; all assets purchased with the proceeds
  of this loan are pledged as collateral................    $ 6,945     $ 90,278
Less principal amounts due within one year..............     (6,945)     (83,333)
                                                            -------     --------
    Long-term debt......................................         --     $  6,945
                                                            =======     ========

7.  INCOME TAXES

    The provision for income taxes of $1,506 for fiscal year 1998 consists of minimum payments due and paid to various state tax authorities.

    The provision for income taxes for the years ended January 1, 2000 and January 2, 1999 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  INCOME TAXES (CONTINUED)
    Deferred tax assets are comprised of the following components:

                                                             JANUARY 1,    JANUARY 2,
                                                                2000          1999
                                                             -----------   -----------
Current:
  Allowances for uncollectible accounts....................  $     7,588   $    18,560
  Employee benefits........................................       20,281        31,125
  Inventory, warranty, and other allowances................       29,837        59,266
  Unearned revenues........................................       29,801        21,520
                                                             -----------   -----------
                                                                  87,507       130,471
                                                             -----------   -----------
Non-current:
  Intangible assets........................................       19,331        15,368
  Net operating loss carryforwards.........................    5,525,432     4,702,432
  Research and development credits.........................      284,854       272,471
                                                             -----------   -----------
                                                               5,829,617     4,990,271
                                                             -----------   -----------
    Total deferred tax asset...............................    5,917,124     5,120,742
Deferred tax asset valuation allowance.....................   (5,917,124)   (5,120,742)
                                                             -----------   -----------
    Net deferred tax assets................................  $        --   $        --
                                                             ===========   ===========

    At January 1, 2000, the Company had available net operating loss carryforwards of approximately $14,404,155 for federal income tax purposes. Such carryforwards may be used to reduce consolidated taxable income, if any, in future years through their expiration in 2003 to 2020. Utilization of net operating loss carryforwards may be limited due to the ownership changes resulting from the Company's initial public offering in 1995. In addition, the Company has research and development credits aggregating $284,854 for income tax purposes at January 1, 2000. Such credits may be used to reduce taxes payable, if any, in future years through their expiration in 2001 to 2020.

8.  LEASE COMMITMENTS AND CONTINGENCIES

    The Company leases office space under operating leases. Subsequent to January 1, 2000, the Company entered into a new lease agreement for different office space. At the same time, the Company was discharged from its existing lease arrangement. Under the terms of the new lease agreement, the Company has a future minimum lease commitment equivalent to six months of lease payments. Total future minimum lease commitments under the new lease agreement are $40,320.

    Rent expense totaled $328,459 and $355,246 for fiscal years ended 1999 and 1998, respectively.

9.  SHAREHOLDERS' EQUITY

INCENTIVE STOCK OPTION PLAN

    The Company has Stock Option Plans (the Plans). At January 1, 2000 and January 2, 1999, 1,305,162 and 1,005,162 shares, respectively, of common stock were reserved for issuance to employees, officers, directors and consultants. Under the Plans, the options may be granted to purchase shares of

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  SHAREHOLDERS' EQUITY (CONTINUED)
the Company's common stock at fair market value, as determined by the Company's Board of Directors, at the date of grant. The options are exercisable over a period of up to five years from the date of grant. The options become exercisable over four years.

    The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, in 1996. SFAS No. 123 allows companies to choose whether to account for stock-based compensation on a fair value method or to continue to account for stock-based compensation under the current intrinsic value method as prescribed by APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The Company has elected to continue to follow the provisions of APB Opinion No. 25.

    A summary of the status of the Company's Stock Option Plans as of January 1, 2000 and January 2, 1999 and for the years then ended is presented below:

                                                  JANUARY 1, 2000       JANUARY 2, 1999
                                                -------------------   -------------------
                                                           WEIGHED-              WEIGHED-
                                                           AVERAGE               AVERAGE
                                                           EXERCISE              EXERCISE
PERFORMANCE OPTIONS                              SHARES     PRICE      SHARES     PRICE
-------------------                             --------   --------   --------   --------
Outstanding at beginning of year..............   442,413    $4.66      402,868    $3.69
Granted.......................................   344,100      .93      212,500     4.04
Exercised.....................................      (965)    1.25     (124,962)    1.50
Forfeited.....................................  (303,667)    2.39      (47,993)    2.07
                                                --------    -----     --------
                                                 481,881    $ .22      442,413
                                                ========    =====     ========
Options exercisable at year-end...............   174,987               144,046
                                                ========              ========

    Effective December 20, 1999, the Company decreased the exercise price for all outstanding common stock options to $0.22 per share. As a result, the exercise price for all of the outstanding options (to purchase an aggregate of 481,881 shares of common stock) has been repriced to $0.22 per share as shown in the above table, as of January 1, 2000. As a result of the repricing, all options will now be accounted for pursuant to a variable stock option plan, and compensation expense will be recorded to the extent that the quoted market price of the Company's common stock exceeds the repriced exercise price.

    The weighted-average contractual remaining life is 8.7 years for all outstanding common stock options as of January 1, 2000.

    The Company has computed for pro forma disclosure purposes the value of all options and warrants granted during 1999 and 1998 using the Black-Scholes pricing model as prescribed by SFAS No. 123 and the following assumptions:

                                                            1999        1998
                                                          ---------   ---------
Risk-free interest rate.................................       6.36%       4.31%
Expected dividend yield.................................          0%          0%
Expected lives..........................................  4.5 years   4.5 years
Expected volatility.....................................        117%        102%

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  SHAREHOLDERS' EQUITY (CONTINUED)
    Had compensation cost for the Company's Plans been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the total value of options and warrants granted would be computed as follows:

Year ended January 1, 2000........................  $292,462
Year ended January 2, 1999........................   642,370

    Such amounts would be amortized over the vesting period of the options.

    Accordingly, under SFAS No. 123, the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below:

                                                                  1999          1998
                                                               -----------   -----------
Net loss.......................................  As reported   $(2,030,483)  $(1,914,737)
                                                 Pro forma      (2,173,162)   (2,243,091)

Basic and diluted net loss per share...........  As reported          (.50)         (.54)
                                                 Pro forma            (.54)         (.63)

    The effects of applying SFAS No. 123 for providing pro forma disclosures for 1999 and 1998 are not likely to be representative of the effects on reported net loss and net loss per share for future years, because options vest over several years and additional awards generally are made each year.

COMMON STOCK WARRANTS

    In connection with its initial public offering in 1995, the Company issued 110,000 warrants to purchase shares of Common Stock at an exercise price of $7.20 per share; such warrants expire in 2000. In addition, in connection with the common stock purchase agreement on March 16, 1998 the Company issued 260,000 warrants to purchase shares of common stock at an exercise price of $6.75 per share. Such warrants may be exercised beginning March 1999 and expire in March 2001.

    In connection with a forbearance agreement entered into on October 15, 1999 with the Company's debt holders (see Note 6), the Company issued a warrant to purchase 20,000 shares of the Company's Common Stock at an exercise price of $0.75 per share. In accordance with the terms of the warrant, the holder, in lieu of exercising the warrant, has the option to convert the warrant into a number of shares to be determined based on a formula which considers the difference between the fair market value of the Company's Common Stock at the time of conversion and the exercise price of the warrant. The fair value of the warrants determined utilizing the Black-Scholes pricing model at the time of issuance is immaterial. The warrant expires in October 2003.

                           MICROFIELD GRAPHICS, INC.
                               (D.B.A. SOFTBOARD)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10.  EXPORT SALES

    Export sales aggregated $665,000 and $1,826,703 in 1999 and 1998, respectively. Such export sales were made to customers in the following countries:

                                                                1999        1998
                                                              --------   ----------
China.......................................................  $150,000   $    4,703
Japan.......................................................   111,000      114,000
United Kingdom..............................................   182,000      520,000
France......................................................        --      854,000
Other.......................................................   222,000      334,000
                                                              --------   ----------
                                                              $665,000   $1,826,703
                                                              ========   ==========

11.  SUBSEQUENT EVENTS

    During February 2000, the Company was named in a class action lawsuit. The complaint alleges that the Company and its Chief Executive Officer issued a series of false and misleading statements concerning, among other things, the Company's purchase agreement with Minnesota Mining and Manufacturing Company. The complaint alleges that, as a result of these allegedly material misstatements and omissions, the Company's stock price was artificially inflated during the period from July 23, 1998 through April 2, 1999. The Company denies the allegations and intends to vigorously defend itself. However, the ultimate outcome of the litigation is presently undeterminable.

12.  GOING CONCERN

    During 1999, the Company experienced significantly reduced sales and negative cash flows from operations. Such reduction was due primarily to the loss of sales from Minnesota Mining and Manufacturing Company, a major OEM customer. At the end of the second quarter of 1999, the Company concluded that it might not have sufficient funds to operate for at least the next twelve months. Management based such conclusions on the reduction in sales and resulting losses that occurred during the first six months of 1999, coupled with diminishing cash resources (cash and cash equivalents, and cash available under its operating line of credit). In response, management restructured its operations through a combination of staff reductions, workweek reductions, temporary executive salary reductions and reductions in general expense spending levels. As a result, the Company delayed certain product development programs and focused its efforts on expanding product offerings based on its current technology. It is the Company's intention to resume its product development programs when and if it achieves profitability on a sustainable basis. However, there can be no assurance that the Company will achieve profitability or resume its development programs.

                                    ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               GREENSTEEL, INC.,

                                                     the Buyer

                                      and

                           MICROFIELD GRAPHICS, INC.

                                                    the Seller

                       ---------------------------------

                            ASSET PURCHASE AGREEMENT

                       ---------------------------------

                         Dated as of September 7, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

    ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of this 7th day of September 2000, by and between GREENSTEEL, INC., a Delaware corporation (the "Buyer"), a wholly-owned subsidiary of PolyVision Corporation, a New York corporation ("PolyVision"), and MICROFIELD GRAPHICS, INC., an Oregon corporation (the "Seller").

                              W I T N E S S E T H:

    WHEREAS, the Seller is engaged in the manufacture and sale of a line of interactive computer conferencing and group communications products and accessories including, without limitation, the SoftBoard-Registered Trademark-digital whiteboard (the "Business"); and

    WHEREAS, the Buyer and its affiliates are engaged in, among other businesses, the manufacture, distribution and installation of fabricated visual communication products, such as whiteboards and chalkboards; and

    WHEREAS, the Seller has determined to divest the Business; and in connection therewith, the Seller has agreed to sell all of the assets and properties of the Business, and the Business as a going concern, to the Buyer, and the Buyer has agreed to purchase such assets and properties, and the Business as a going concern, all upon the terms and conditions set forth in this Agreement; and

    WHEREAS, concurrently with the execution of this Agreement, PolyVision and the principal shareholders of the Seller will execute a Voting Agreement in substantially the form of EXHIBIT A annexed hereto (the "Voting Agreement"), pursuant to which such shareholders shall agree to vote their shares of the Seller's common stock in favor of the approval of this Agreement and the transactions contemplated hereby at a meeting of the shareholders of the Seller called therefor;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

    1.  ASSETS.

        1.1 ACQUIRED ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date (as such term is hereinafter defined), the Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase and receive from the Seller, all of the assets, properties, improvements and business owned by the Seller and exclusively utilized in and/or relating to the Business (other than the Excluded Assets, as such term is hereinafter defined), as same are constituted on the Closing Date (collectively, the "Assets"), in each case free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature, including, but not limited to, the following:

           (a) All tangible fixed assets, furniture, fixtures, machinery, equipment, tools, computers, computer systems, supplies and vehicles utilized in and/or related to the Business, all such assets, furniture, fixtures, machinery, equipment, tools, computers, computer systems, supplies and vehicles acquired subsequent to December 31, 1994 being listed in SCHEDULE 1.1(A) annexed hereto (collectively, the "Fixed Assets");

           (b) All inventory (whether raw materials, work in process or finished goods) and supplies utilized in and/or relating to the Business;

           (c) Any and all prepaid expenses (including, without limitation, any equipment leases being assumed by the Buyer), down payments, customer deposits, and all notes receivable, contract rights and other rights to receive payment for products sold and/or services rendered

       (including, without limitation, any outstanding purchase and sale orders but excluding accounts receivable) of the Business;

           (d) The trade names, trademarks, service marks, patents (and applications thereof), copyrights, domain names and URLs, and artwork listed in SCHEDULE 1.1(D) annexed hereto;

           (e) All customer lists, supplier lists, price lists, sales data, quality control records, secrecy agreements, trade secrets, marketing and technical information, and other such knowledge and information constituting the "know-how" used or usable in the Business, and the goodwill of the Business;

           (f) All contract rights, commitments and claims of the Business including, without limitation, all manufacturing and distribution contracts, all customer contracts, real property leases, equipment leases, vehicle leases, operating leases, service contracts, licenses or license agreements (including, with limitation those relating to patents, trademarks or other intangibles), and any security deposits under any of the foregoing;

           (g) to the extent transferable, all governmental and other registrations, licenses, approvals and permits utilized in the Business;

           (h) All books, records, software programs, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence, memoranda and other material information relating to the Assets and/or the Business; PROVIDED, HOWEVER, that the Seller may retain copies of all historical financial records of the Business; and

           (i) All other rights and assets of any kind, tangible or intangible, utilized in and/or relating to the Business, whether or not reflected in the Seller's financial statements or on its books and records.

        1.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include, and the Seller shall retain,
    (a) all cash (other than amounts representing customer deposits) and marketable securities of the Seller, (b) accounts receivable, (c) ownership rights in real estate of the Seller, (d) all bank accounts of the Seller,
    (e) all rights to any tax refunds of the Seller, (f) the Seller's stock record books, minute books and tax returns, (g) all of the Seller's rights under this Agreement, the Voting Agreement and the Assumption Agreement (as such terms are defined herein), (h) the Seller's insurance policies, and
    (i) those assets listed on SCHEDULE 1.2 annexed hereto (collectively, the "Excluded Assets").

    2.  LIABILITIES.

        2.1 ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, on the Closing Date, the Buyer shall assume all liabilities and obligations associated with the performance and maintenance of, or compliance with, as applicable, the contracts, leases, registrations, licenses, approvals and permits acquired pursuant to Section 1.1 above and listed in SCHEDULE 2.1 annexed hereto (collectively, but subject to the following proviso, the "Assumed Liabilities"); PROVIDED, HOWEVER, that the Buyer does not assume, and hereby expressly disclaims any assumption of, all liabilities and obligations arising out of the breach of, default under or failure to maintain or comply with, as applicable, any such contracts, leases, registrations, licenses, approvals and permits at any time prior to the Closing Date.

        2.2 EXCLUDED LIABILITIES. Except for those specific Assumed Liabilities described in Section 2.1 above, the Buyer will not assume, and hereby expressly disclaims any assumption of, any debts, liabilities or obligations (absolute or contingent) of any kind of the Sellers, including but not limited to (a) indebtedness for money borrowed, (b) income taxes, sales taxes, payroll taxes, withholding taxes, franchise taxes and other taxes, including but not limited to any taxes which may arise out of or be assessable in respect of the transactions contemplated by this Agreement,

    (c) claims, litigation, liabilities or obligations (whether now pending or hereafter asserted), including trade payables, arising out of or relating to the operations of the Seller prior to the Closing Date, (d) liabilities or obligations of any kind in respect of any past or present Stockholder, directors, officers, employees or consultants of the Sellers, whether under any contract or agreement, pursuant to any pension plan or employee benefit or welfare plan, or otherwise, (e) liabilities or obligations relating to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or deferred compensation plan, incentive compensation plan, stock plan, consulting agreement, unemployment compensation plan, vacation pay plan, severance plan, bonus plan, stock compensation plan or any other type or form of similar employee-related (or independent contractor-related) arrangement, program, policy, plan or agreement maintained or contributed to by the Seller or any Affiliate for the benefit of or in agreement with any employee or independent contractor of the Seller or any Affiliate (each of such arrangements, programs, policies, plans or agreements hereinafter being referred to as an "Employee Benefit Plan"),
    (f) any obligations or liabilities in respect of any unfunded pension or retirement benefits, or in respect of any funding obligations to, or transactions in or relating to any trust funds under, any pension, employee benefit or retirement plans now or heretofore maintained by or on behalf of the Sellers for the benefit of any past or present employees, (g) claims, obligations or liabilities in respect of any environmental remediation caused by the operations of the Seller prior to the Closing Date or any violation of any environmental laws or regulations, or any other violation or alleged violation of applicable law by the Sellers, (h) liabilities or obligations relating to recapture of any depreciation deduction or investment tax credit of the Sellers, and/or (i) liabilities or obligations relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against or with respect to the Seller.

    3.  PURCHASE PRICE.

        3.1 CONSIDERATION TO THE SELLER. The purchase price for the Assets (the "Purchase Price") shall be equal to (a) Two Million Dollars ($2,000,000), which shall be payable by delivery to the Seller of such amount in U.S. dollars in cash or certified funds by wire transfer of immediately available funds to such account or accounts as shall be designated by the Seller reasonably in advance of the Closing Date, plus
    (b) Six Thousand Seven Hundred Twenty Dollars ($6,720) representing the lease deposit on the Seller's Operating Facility (as defined in Section 4.10(a) hereof), and (c) the Contingent Earn-out Payments to be made by the Buyer to the Seller, as described in Section 3.2 below. The foregoing purchase price for the Assets shall be in addition to the assumption of the Assumed Liabilities set forth in Section 2.1 above.

        3.2  CONTINGENT EARN-OUT PAYMENTS.

           (a) As part of the Purchase Price, and not as a royalty, the Buyer shall pay to the Seller (the "Contingent Earn-Out Payments") an amount equal to 2.5% of annual Net Sales (as defined below) in each of the years ending December 31, 2001 through December 31, 2005, inclusive, up to the maximum aggregate payment of One Million Five Hundred Thousand Dollars ($1,500,000). Any amounts payable by the Buyer to the Seller pursuant to this Section 3.2 shall be payable within 55 days after semiannual measurement dates (i.e., 55 days after June 30 and December 31 of each year) by delivery by the Buyer to the Seller in U.S. dollars in cash or certified funds by wire transfer of immediately available funds to such account or accounts as shall be designated by the Seller reasonably in advance of the payment dates. For purposes of this Section 3.2, "Net Sales" shall mean the gross selling price by the Buyer for the sale of a digital whiteboard product acquired from the Seller, less (i) normal or customary trade, cash, prompt payment and/or quantity discounts,
       (ii) refunds, returns, recalls, claims or allowances, free goods, rebates and chargebacks, and (iii) fees and commissions paid to dealers, distributors and other selling agents. "Net Sales" shall be determined pursuant to the separate accounting records of the Business.

           (b) In the event that the Buyer or any of its Affiliates (as hereinafter defined) either (i) acquires a digital whiteboard product prior to December 31, 2005 of substantially similar function and purpose as the SoftBoard-Registered Trademark- product (a "Comparable Product") rendering the SoftBoard-Registered Trademark- technology obsolete in the opinion of an industry expert to be mutually agreed upon, or
       (ii) develops a Comparable Product prior to December 31, 2005 derived from and based primarily on the core technology of the Seller being acquired pursuant to this Agreement, then the Buyer agrees to continue its Contingent Earn-Out Payment obligation going forward, from the date that such Comparable Product is acquired or developed until December 31, 2005, on the collective revenues of both the SoftBoard-Registered Trademark- product and such Comparable Product, subject to the maximum aggregate payment limitation set forth in
       Section 3.2(a). Nothing contained in this Section 3.2, however, shall be deemed to restrict the Buyer's discretion as to whether or on what terms to do business with any customer, or require the Buyer to accept orders or business from any customer. The Buyer shall at all times retain the sole and absolute discretion to determine which customers to do business with, and the terms on which the Buyer will do business with any customers. Wherever used in this Agreement, the term "Affiliate" means, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

        3.3  ALLOCATION OF CONSIDERATION.  The Purchase Price specified in
    Section 3.1 above shall be allocated, as among the Assets, in accordance with SCHEDULE 3.3 annexed hereto, and the parties shall abide by such allocations in all tax filings and other reports which the parties shall make or render.

        3.4 SALES TAXES. To the extent that any sales or use taxes may be payable in respect of the transactions pursuant to this Agreement, such sales and use taxes shall be reported and paid by the party upon whom taxes are imposed by law in a timely manner.

    4.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

    In connection with the sale of the Assets to the Buyer, except as disclosed in the Schedules annexed hereto, the Seller hereby represents and warrants to the Buyer as follows:

        4.1 ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized and validly existing under the laws of the State of Oregon, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own the Assets and conduct the Business as owned and conducted on the date hereof. The Seller is duly qualified to do business as a foreign corporation under the laws of each jurisdiction where the nature of the Business or the location of the Assets makes such qualification necessary and the failure to be so qualified would have a material adverse effect on the Seller, the Assets or the Business.

        4.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the Bill of Sale, and the consummation of the transactions contemplated hereby and thereby by the Seller has been duly and validly authorized by the Board of Directors of the Seller; and, subject to shareholder approval as contemplated by Section 6.4 hereof, the Seller has the full legal right, power and authority to execute and deliver this Agreement and the Bill of Sale, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Except for obtaining such shareholder approval, no further corporate authorization is required on the part of the Seller to consummate the transactions contemplated hereby.

        4.3 VALID AND BINDING AGREEMENTS. This Agreement and, when executed and delivered, the Bill of Sale, constitute and will constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

        4.4  NO BREACH OF STATUTE OR CONTRACT.  Except as set forth on
    SCHEDULE 4.4 annexed hereto, neither the execution and delivery of this Agreement or the Bill of Sale by the Seller, nor compliance with the terms and provisions of such agreements, on the part of the Seller, will:
    (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Seller, (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency or any other person; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of the Seller, or any judgment, order, injunction, decree, lease, note, indenture, loan or other agreement or instrument to which the Seller is a party, or by which the Seller is bound, or constitute a default thereunder.

        4.5 OWNERSHIP OF BUSINESS. No portion of the Business is owned or operated by any person or entity other than the Seller.

        4.6 FINANCIAL INFORMATION. The balance sheets, and statements of income, changes in cash flows and stockholders' equity contained in any of the Seller SEC Documents (as defined in Section 4.21 below) fairly present the financial condition and results of operations of the Seller as of their respective dates and for the periods presented, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits). The financial statements included in the Seller's Annual Report on Form 10-KSB for the fiscal year ended January 1, 2000 are as audited by, and include the related opinions of, PricewaterhouseCoopers, LLP, Seller's independent certified public accountants. The financial information included in the Seller's Quarterly Reports on Form 10-QSB for the quarters ended April 1, 2000 and July 1, 2000 is unaudited, but reflects all adjustments (including normally recurring accounts) which the Seller considers necessary for a fair presentation of such information.

        4.7  NO MATERIAL CHANGES.  Except as and to the extent described in
    SCHEDULE 4.7 annexed hereto (which Schedule may make reference to any other Schedule hereto or to any other document(s) referred to in this Agreement which has heretofore been delivered to the Buyer), and/or in the Seller SEC Documents, since July 1, 2000, the Business has been operated only in the ordinary course, and there has not been:

           (a) any material adverse change in the financial condition, results of operations, operations or business of the Business from that shown in the Seller Financial Statements as at July 1, 2000 and for the three months then ended, any material acquisition or disposition of assets, or any other material transaction or commitment effected or entered into outside of the normal course of the Business;

           (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Business taken as a whole;

           (c) any payment or distribution by the Seller of any assets or property relating to the Business, other than cash, to any of its Affiliates;

           (d) any material increase in the rate of salary or compensation paid or payable to any employee, consultant or other person performing services in the Business; or

           (e) any other event or condition arising from or out of the operation of the Seller which has or will materially and adversely affect the business, financial condition, results of operations or prospects of the Business.

        4.8  TAX RETURNS AND TAX AUDITS.

           (a) The Seller has, to the date hereof, filed all federal, state and local tax reports and tax returns required to be filed by the Seller, and the Seller has paid all taxes, assessments and other impositions with respect to the Seller and its income as and to the extent required by applicable federal, state and local law. All taxes and other assessments and levies which the Seller is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable on or before the date hereof. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Seller. The Seller will, from time to time from and after the date hereof, provide to the Buyer and its representatives, upon request therefor, copies of any and all tax reports and/or tax returns heretofore filed by the Seller.

           (b) There are no audits pending with respect to any federal, state or local tax reports or tax returns of the Seller, and no waiver of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Seller.

        4.9 PERSONAL PROPERTY; LIENS. Except as set forth on SCHEDULE 4.9 annexed hereto, the Seller has and owns good, marketable and indefeasible title to the Fixed Assets utilized in the Business, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for: (a) rights of lessors in respect of any Fixed Assets which are leased by the Seller (which leased Fixed Assets are specifically listed as such in SCHEDULE 1.1(A) annexed hereto); (b) liens which solely secure the deferred purchase price of machinery, equipment, vehicles and/or other Fixed Assets, as indicated on SCHEDULE 1.1(A); (c) liens in respect of any Fixed Assets for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and (d) liens, pledges, claims, security interests, encumbrances, conditions or restrictions in respect of Fixed Assets which are not, individually or in the aggregate, material in character or amount and do not interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other Fixed Assets owned or leased by the Seller and utilized in the Business are listed in SCHEDULE 1.1(A) annexed hereto, and all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Business as presently conducted.

        4.10  REAL PROPERTY.

           (a) The Seller does not own, lease, use or occupy any real property in connection with the operation of the Business, other than the facility located at Building No. 18, Oregon Business Park I, 16112 S.W. 72nd Avenue, Portland, Oregon 97224 (the "Operating Facility"). The Seller is presently in compliance in all material respects with all of its obligations with respect to the Operating Facility including, without limitation, its lease with respect thereto (the "Operating Facility Lease"), and such premises used by the Business are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Business as and to the extent presently conducted therefrom.

           (b) To the knowledge of the Seller (after reasonable internal inquiry), (i) except for Hazardous Materials (as defined below) of the type and quantity that would typically be used by the Seller in the ordinary course of business, no Hazardous Materials have been present at the Operating Facility, (ii) no Release (as defined below) of any Hazardous Materials or any petroleum product or by-product has occurred at, upon or under the Operating Facility, (iii) the Seller does not have any current contingent liability in connection with the Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site), (iv) the Seller is not, nor will it be, prior to the Closing Date, engaged in the generation, transportation, treatment, storage or disposal of Hazardous Materials, (v) the Operating Facility does not now contain, nor in the past has contained, any
       (A) underground or aboveground tanks for the storage of fuel oil, gasoline and/or any other petroleum products, (B) asbestos containing material, or (C) equipment containing polychlorinated biphenyls,
       (vi) the Seller is in material compliance with all Environmental Law (hereinafter defined) now in effect relating to Hazardous Materials and applicable to the Operating Facility and the Business, (vii) the Seller has provided to the Buyer all environmentally related audits, studies, reports, analyses, and results of investigations in its possession that have been performed with respect to the Operating Facility and
       (viii) the Seller has not received any notice of writs, injunctions, decrees, orders or judgments outstanding, or suits, claims, actions, proceedings or investigations instituted or threatened under any Environmental Law applicable to the Operating Facility.

           (c) As used in this Section 4.10, the term "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law in any way relating to the protection of human health and safety or the environment including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), (ii) the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 ET SEQ.), (iii) the Resource Conservation and Recovery Act (42 U.S.C.
       Section 6901 ET SEQ.), (iv) the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), (v) the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.),
       (vi) the Toxic Substance Control Act (15 U.S.C. Section 2601 ET SEQ.),
       (vii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
       Section 136 ET SEQ.) and (viii) the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), and the regulations promulgated pursuant thereto.

           (d) As used in this Section 4.10, the term "Hazardous Materials" means any substance, material or waste which is regulated by the United States, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

           (e) As used in this Section 4.10, the term "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into indoor or outdoor environment, or into or out of any property.

        4.11 INVENTORIES. All supplies and other inventories shown on the balance sheet as of July 1, 2000, and all inventories thereafter acquired in the Business prior to the Closing Date, have been and will be valued at the lower of cost or market on a first-in, first-out basis, and consisted and will consist of items which are of a quality and quantity which are usable in the ordinary course of the Business.

        4.12 PERMITS AND LICENSES. The Seller possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Seller, necessary in order to operate the Business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect, except where the failure to have or maintain any such permit, license and/or franchise would not have or could not reasonably be expected to have a material adverse effect on the Assets or the Business. The Seller has heretofore conducted the Business in compliance in all material respects with the requirements of such permits, licenses and/or franchises, and the Seller has not received written notice of any default or violation in respect of or under any of such permits, licenses and/or franchises except where such default would not have or could not reasonably be expected to have a material adverse effect on the Assets or the Business.

        4.13  CONTRACTS AND COMMITMENTS.

           (a) SCHEDULE 4.13 annexed hereto lists all material contracts, leases, commitments, indentures and other agreements relating to the Business to which the Seller is a party (collectively, "Material Contracts"), except that SCHEDULE 4.13 need not list any such agreement that was entered into in the ordinary course of the business of the Seller and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of the Business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $10,000 per annum; or (iii) may be terminated without penalty, premium or liability by the Seller on not more than thirty (30) days' prior written notice; PROVIDED, HOWEVER, that
       SCHEDULE 4.13 shall list any agreement or arrangement (written or verbal) in respect of the Business between the Seller (on the one hand) and any Affiliate of the Seller (on the other hand), regardless of the amount of payments called for, required or made thereunder.

           (b) To the best of Seller's knowledge with respect to the other party to any Material Contract, all Material Contracts are in full force and effect, and the Seller is in compliance with all of its obligations under the Material Contracts, and has not received any written notice that any party to any Material Contract is in breach or default of such Material Contract or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a default by any party under any such contract, lease, agreement or commitment.

           (c) To the best of the Seller's knowledge, no purchase commitment by the Seller relating to the Business is materially in excess of the normal, ordinary and usual requirements of the Business.

           (d) Except as set forth in SCHEDULES 4.13 and 4.15, the Seller does not have any outstanding contracts with or commitments to officers, employees, agents or advisors relating to the Business that are not cancelable by the Seller without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

        4.14 CUSTOMERS AND SUPPLIERS. The Seller has not received any written notice of any claim by or dispute with, or any existing, announced or anticipated changes in policies of, any clients, customers, referral sources or suppliers of the Seller which could materially adversely affect the Business as presently conducted and as hereafter proposed to be conducted.

        4.15  LABOR, BENEFIT AND EMPLOYMENT AGREEMENTS.

           (a) Except as set forth in SCHEDULE 4.15 annexed hereto, the Seller is not a party to and does not have any commitment or obligation in respect of (i) any collective bargaining agreement or other labor agreement relating to any employees of the Business, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) of the Business. SCHEDULE 4.15 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by the Seller during the 1999 calendar year to employees or consultants of the Business who presently receive aggregate compensation or remuneration at an annual rate in excess of $40,000.

           (b) No union is now certified or, to the best of the Seller's knowledge, claims to be certified as a collective bargaining agent to represent any employees of the Business, and there are no labor disputes existing or, to the best of the Seller's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Business.

           (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Business. The Seller has not received any written notice of any actual or alleged violation by the Seller of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

           (d) Except as set forth on Schedule 4.15, neither the Seller nor any other member of the Controlled Group (i) has at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has any liability or contingent liability, direct or indirect, with respect to any Employee Benefit Plan (as such term is defined in Section 2.2(e), hereof). Whenever used in this Agreement, the term "Controlled Group" shall refer to the Seller and each other corporation or other entity under common control with the Seller (pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code")) at any time during the sixty (60) month period ending on the Closing Date.

           (e) With respect to the Employee Benefit Plans included, or required to be included, in Schedule 4.15, (i) there has been no violation of any applicable provision of ERISA; (ii) each such Employee Benefit Plan intended to qualify under Section 401(a) of the Code or for any other tax-exempt or tax-favored status under the Code so qualifies;
       (iii) neither the Seller nor any other member of the Controlled Group is subject to any outstanding or potential liability or obligation, direct or indirect, that could, in any way, form or fashion, be imposed on the Buyer or PolyVision or with respect to which the Buyer or PolyVision could become subject; and (iv) there are no actual or potential claims or actions (other than claims for benefits in the normal course) relating to any such Employee Benefit Plan with respect to which the Buyer or PolyVision could become subject.

           (f) Insofar as it relates to employees of the Business, except for the group insurance programs listed in SCHEDULE 4.15, the Seller does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, the Seller does not have any liability, fixed or contingent, for health or medical benefits to any former employee of the Business.

        4.16 ACCOUNTS PAYABLE. SCHEDULE 4.16 annexed hereto lists, as of the date hereof, or, if the date hereof is not a Monday, the Monday prior to the date hereof, all accounts payable relating to the Business and the aging of such accounts payable. The Seller has received no notice from any vendor, supplier or other person with respect to non-payment of any current accounts payable of the Business, or any threatened suspension or termination of the provision of goods or services to the Business.

        4.17 LEGAL COMPLIANCE. The Seller is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of the Business as presently constituted; and the Seller has not received written notice of any default or violation under or in respect of any of the foregoing. The Seller is not in violation of any requirements of any of its insurance carriers.

        4.18 LITIGATION. Except as disclosed in SCHEDULE 4.18 annexed hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by the Seller in respect of the Business) pending, or to the best knowledge of the Seller, threatened, by or against the Seller that relates in any way to the Business or any of the Assets. The Seller is not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Seller that relate to the Business or any of the Assets, which, if adversely determined, would have a material adverse effect on the Business or any material portion of the Assets.

        4.19 PATENTS, LICENSES AND TRADEMARKS. SCHEDULE 1.1(D) annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark and service mark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Seller and/or any of its directors, officers or employees and which in any way relate to or are used in the Business; (b) all licenses, both domestic and foreign, which are owned or controlled by the Seller and/or any of its directors, officers or employees and which in any way relate to or are used in the Business; and (c) all franchises, licenses and/or similar arrangements granted to the Seller by others and/or to others by the Seller on behalf of the Business. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark and service mark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in SCHEDULE 1.1(d) is subject to any pending challenge known to the Seller. The Seller has the valid right to utilize all trade names and other intellectual property utilized in the Business, and the Seller has not received any written notice of any claimed infringement or prior use of any such intellectual property with the right or property of any other person.

        4.20  SEC FILINGS.

           (a) The Seller has delivered to the Buyer true and complete copies of the Seller's Annual Report on Form 10-KSB for the fiscal year ended January 1, 2000, the Notice of 1999 Annual Meeting of Shareholders of the Seller (together with the related Proxy Statement) and the Seller's Quarterly Reports on Form 10-QSB for the quarters ended April 1, 2000 and July 1, 2000 (the "Seller SEC Documents"). As of their respective dates the Seller SEC Documents (a) complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the respective rules and regulations adopted under such statutes and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

           (b) The Seller has not filed, and nothing has occurred with respect to which the Seller would be required to file, any Report on Form 8-K since June 30, 2000. Prior to and until the Closing, the Seller will provide to the Buyer copies of any and all reports filed by the Seller after June 30, 2000 with the Securities and Exchange Commissions (the "SEC") and any and all reports or notices delivered to the shareholders of the Seller.

        4.21 TRANSACTIONS WITH AFFILIATES. No material asset utilized in the Business is owned by, leased from or leased to any Affiliate of the Seller. Following the Closing, the Seller and its Affiliates will not have any claims in respect of obligations owed by the Business to the Seller and its Affiliates (other than with respect to the Purchase Price hereunder or as to the Assumption Agreement).

        4.22 ACCURACY OF INFORMATION. None of the representations and warranties of the Seller contained herein or in any Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made.

    5.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

    In connection with the purchase of the Assets from the Seller hereunder, the Buyer hereby represents and warrants to the Seller as follows:

        5.1 ORGANIZATION, QUALIFICATION AND GOOD STANDING. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

        5.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement, the Bill of Sale and the Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer; and the Buyer has the full legal right, power and authority to execute and deliver this Agreement, the Bill of Sale and the Assumption Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. No further corporate authorization is necessary on the part of the Buyer to consummate the transactions contemplated hereby.

        5.3 VALID AND BINDING AGREEMENT. This Agreement and, when executed and delivered, the Bill of Sale and the Assumption Agreement, constitute and will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

        5.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement, the Bill of Sale or the Assumption Agreement by the Buyer, nor compliance with the terms and provisions of such agreements, on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer;
    (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency or any other person (except to the extent that the Buyer may be required to be qualified as a foreign corporation in certain jurisdictions in which it is not currently so qualified, and to the extent that the Buyer may be required to reapply for any permits, licenses and/or franchises which are not assignable as part of the Assets); or (c) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation of By-laws of the Buyer, or any judgment, order, injunction, decree, lease, note, indenture, loan or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder.

        5.5 ACCURACY OF INFORMATION. None of the representations and warranties of the Buyer contained herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made.

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    6.  ADDITIONAL AGREEMENTS OF THE PARTIES.

        6.1 CONFIDENTIALITY. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the parties that, except with respect to matters or information which are publicly available other than by reason of a breach of this Section 6.1,
    (a) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (b) all financial information, business records and other non-public information concerning either party which the other party or its representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the recipient and its representatives, and shall not be disclosed to any person that is not associated or affiliated with the recipient and involved in the transactions contemplated hereby, without the prior written approval of the party which provided the information. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the parties, and no party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior approval of each other party (such approval not to be unreasonably withheld or delayed) unless compelled to do so upon advice of counsel and there is insufficient time to practicably obtain approval hereunder. In the event that the transactions contemplated hereby shall not be consummated for any reason, each party covenants and agrees that neither it nor any of its representatives shall retain (other than information which is publicly available other than by reason of a breach of this Section 6.1) any documents, lists or other writings of any other party which it may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the recipient or its representatives, shall be returned to the party which provided the information).

    6.2 COVENANT NOT TO COMPETE. The Seller acknowledges that an important part of the consideration which the Buyer will receive in connection with the transactions contemplated hereby is the goodwill of the Business and the confidential information of the Business (including, without limitation, trade secrets, customer lists, manufacturing processes, technology, know-how and other proprietary information). In order that the Buyer may enjoy the benefits of such goodwill and such confidential information, the Seller will not in any manner compete with the Buyer or, directly or indirectly, own, manage, operate, control, be a consultant to, participate or have any interest in or be connected in any manner with, the ownership, management, operation or control of any business manufacturing or selling digital whiteboard or related products (other than products produced by the Buyer) in the United States of America until December 31, 2005.

    6.3 SHAREHOLDERS MEETING. The Seller shall cause a meeting of the shareholders of the Seller to be held as soon as practicable after the date hereof for the purpose of approving this Agreement and the transactions contemplated hereby in accordance with the provisions of Section 60.534 of the Oregon Business Corporation Act. Subject to its fiduciary duties, the Board of Directors of the Seller shall (a) recommend at such meeting that the shareholders of the Seller vote for the approval of this Agreement and the transactions contemplated hereby and (b) take all other actions necessary or advisable to effect the consummation of the transactions contemplated by this Agreement. The notice provided to shareholders with respect to such meeting shall comply with the provisions of Section 60.561 of the Oregon Business Corporation Act.

    6.4  SEC FILINGS.

        (a) As soon as practicable after the date hereof, the Seller shall
    (i) prepare and file with the SEC a preliminary proxy statement for submission to the shareholders of the Seller in connection with the meeting of shareholders described in Section 6.3 above, (ii) obtain and respond to any comments of the SEC with respect to such preliminary proxy statement and
    (iii) cause such proxy statement to be delivered in its definitive form to the shareholders of the Company in accordance with applicable federal and state law. The Seller shall use no other proxy material in connection with the meeting of shareholders described in Section 6.3 above other than the definitive proxy statement described in clause (iii) of the previous sentence and the other proxy materials filed by the Seller with the SEC in connection therewith. The Buyer shall, and shall cause its counsel and auditors to, promptly provide to the Seller such information concerning the Buyer as the Seller shall reasonably request in connection with its preparation of the proxy statement described in this Section 6.4(a).

        (b) In the event the Buyer determines that it is required to file a Report with the SEC in connection with this Agreement and the transactions contemplated hereby, the Seller will make available to the Buyer such information as the Buyer shall reasonably request in connection with such report including, without limitation, all financial statements of the Seller required for inclusion in such report that are not contained in the most recent Form 10-KSB or Form 10-QSB filed by the Seller with the SEC.

    6.5 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Closing Date, the Seller shall, and shall cause its employees and advisors to (a) conduct the Business with diligence and in the ordinary and usual course in substantially the same manner as heretofore conducted,
(b) refrain from disposing of any of the Assets other than inventory sold in the ordinary course of operations of the Business, (c) maintain satisfactory relationships with suppliers, distributors and clients of the Business and other persons with which it has material business relationships with respect thereto,
(d) maintain its Articles of Incorporation and By-laws in their respective forms as of the date of this Agreement, (e) refrain from taking any action, or from omitting to take any action, which would cause the representations and warranties contained in Section 4 hereof to be untrue or incorrect and
(f) notify the Buyer of any unexpected circumstance or change in the normal course of the operations of the Business and of any governmental complaints, investigations, hearings or judicial or arbitral proceedings (or communications indicating that any of the same may be contemplated) involving or potentially impacting on the Business or the Assets and (g) keep the Buyer fully informed with respect to any circumstance, change or event of the kind described in clause (e) above and afford the Buyer's representatives prompt access to all materials prepared in connection therewith.

    6.6 ACCESS. The Seller shall provide the Buyer with reasonable access, at such times and locations as may be reasonably agreed to, to (a) the Assets,
(b) all books and records of the Seller relating thereto or to the Business,
(c) all of the Seller's organizational documents, books and records and (d) the Seller's officers, directors, employees, representatives and agents; PROVIDED, HOWEVER, that the Seller shall not be obligated to provide the Buyer with access to the foregoing if and to the extent such access would interfere in any material respect with the normal business operations of the Seller. Such access shall not, however, affect the representations and warranties made by the Seller herein.

    6.7 BULK SALES LAWS. The Buyer and the Seller agree that the transactions contemplated by this Agreement shall be consummated in accordance with the bulk sales laws of the State of Oregon. Each of the Buyer and the Seller shall
(a) take all appropriate actions to comply with such laws and (b) provide such assistance as is reasonably requested by the other party in order to assist such party's efforts to comply with such laws.

    6.8  BILL OF SALE; CONSULTING AGREEMENT; ASSUMPTION AGREEMENT.

        (a) On the Closing Date, the Seller shall execute and deliver to the Buyer a Bill of Sale and Assignment in respect of the Assets in substantially the form of EXHIBIT B annexed hereto (the "Bill of Sale"). In addition, to the extent that specific assignments may be necessary or appropriate in respect of any of the Assets, and/or to the extent that any of the Assets are represented by certificates of title or other documents, then the Seller shall execute and deliver to the Buyer any additional transfer documents, and shall endorse to and in the name of the Buyer all certificates of title and other such documents, as may be necessary or appropriate and requested by the Buyer in order to effect the full transfer to the Buyer or its designee(s) of all of the Assets.

        (b) On the Closing Date, the Buyer and John B. Conroy shall execute and deliver to one another a Consulting Agreement in substantially the form of EXHIBIT C annexed hereto (the "Consulting Agreement"). The Seller shall use its best efforts to cause John B. Conroy to execute and deliver the Consulting Agreement to the Buyer on or before the Closing Date.

        (c) On the Closing Date, the Buyer shall execute and deliver to the Seller an Instrument of Assumption in substantially the form of EXHIBIT D annexed hereto (the "Assumption Agreement").

    6.9 ASSIGNMENT OF LEASE. The Seller shall use its reasonable best efforts to cause the owner of the Operating Facility to consent on or before the Closing Date to the Seller's assignment to the Buyer of all of its right, title and interest in the Operating Facility Lease. In the event such consent is obtained, the Seller shall, on the Closing date, assign to the Buyer all of its right, title and interest in the Operating Facility Lease. In the event such consent has not been obtained within thirty (30) days after the date hereof, the Seller shall provide the Buyer with such assistance as the Buyer shall reasonably request in locating and securing a lease with respect to an alternative facility in the Portland, Oregon area suitable for the conduct of the Business.

   6.10 RELEASE OF SECURITY INTEREST. The Seller shall cause the security interest of Silicon Valley Bank described in SCHEDULE 4.9 to be released in full and terminated on or before the Closing Date.

   6.11 NO SHOPPING OR DISCLOSURE. From the date hereof and until the earlier of termination of this Agreement in accordance with Section 10 below or the Closing Date, the Seller will not, and will not permit its employees, officers, directors, Affiliates, agents or representatives to, directly or indirectly
(a) solicit, initiate or encourage any sale or acquisition of the common stock of the Seller, or sale or acquisition of the assets of the Seller (outside the ordinary course of business), or any merger, consolidation or business combination with the Seller, or (b) with respect to any effort or attempt by any other person to do or seek any of the foregoing, (i) participate in any discussions or negotiations, (ii) furnish to any other person any information with respect to the Seller or the Business, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. The Seller will promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Seller from (A) subject to Section 6.1, furnishing information concerning the Seller or the Business to a person which has made a Superior Proposal (as defined below) not solicited in violation of the first sentence of this Section 6.11 or (B) subject to compliance with the other terms of this Section 6.11, considering and negotiating a transaction regarding a Superior Proposal not solicited in violation of the first sentence of this
Section 6.11. Wherever used in this Agreement, the term "Superior Proposal" means any BONA FIDE proposal made by a party to acquire, directly or through an Affiliate, for consideration consisting of cash and/or securities whose present value (as estimated by a recognized accounting firm mutually acceptable to the parties) is at least One Million Dollars ($1,000,000) greater than the present value of the Purchase Price, all of the common stock of the Seller or all the assets of the Seller (other than a DE MINIMIS amount of assets not material to the conduct of the Seller's business), on terms which the Board of Directors of the Seller, in its prudent judgment, reasonably determines to be more favorable from a financial point of view to its shareholders than the transactions contemplated by this Agreement taking into account at the time of determination all factors relating to such proposed transaction reasonably deemed relevant by the Board of Directors of the Seller, including, without limitation, the financing thereof, the proposed timing thereof and all other conditions thereto and any changes to the financial terms of this Agreement proposed by the Buyer. Notwithstanding anything to the contrary contained in this Section 6.11 or elsewhere in this Agreement, prior to the Closing, the Seller may provide a person making a Superior Proposal not solicited in violation of the first sentence of this Section 6.11 with a copy of this Section 6.11 and
Section 13.3.

   6.12 ADDITIONAL AGREEMENTS AND INSTRUMENTS. On or before the Closing Date, the Seller and the Buyer shall execute, deliver and file all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the transactions contemplated by this Agreement.

   6.13 SOFTBOARD DEVELOPER AGREEMENTS. The Seller will promptly inform the Buyer of any breach of any of the SoftBoard Developer Agreements listed in
SCHEDULE 1.2 (each, an "SDA") of which it becomes aware subsequent to the date hereof. Promptly upon the Buyer's written request, the Seller will terminate any such SDA or any SDA that the Buyer reasonably determines to have been breached by a party thereto (other than the Seller or its Affiliates) in a manner sufficient to justify termination.

   6.14 PURCHASE PRICE ADJUSTMENT. In the event the Seller amends one or more of the Schedules hereto pursuant to Section 16.1 and such amendment reflects a material adverse change (including, without limitation, a material adverse change due to FORCE MAJEURE or the actions of a governmental authority) in either (a) the condition of the Assets or (b) the assets or liabilities, operations, condition (financial or otherwise) or results of operations of the Business, then, at the option of the Buyer, the Buyer and the Seller shall negotiate in good faith to make an appropriate adjustment to the Purchase Price.

   6.15 REASONABLE EFFORTS; NO INCONSISTENT ACTION. The Seller will use its commercially reasonable efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions set forth in Section 7. The Buyer will use its commercially reasonable efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions set forth in Section 8. Each party will provide such cooperation to the other party as may be reasonably requested in order for such other party to fulfill its obligations pursuant to this Section 6.15. No party shall take any actions inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this
Section 6.15 shall limit the respective rights of the parties under Sections 7, 8 and 10.

    7.  CONDITIONS PRECEDENT TO THE BUYER'S PERFORMANCE.

    In addition to the fulfillment of the parties' agreements in Section 6 above, the obligations of the Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of the following conditions.

    7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Seller in this Agreement shall be true and correct on and as of the Closing Date and all Schedules hereto as have been modified pursuant to Section 16.1 shall be true and correct on and as of the Closing Date.

    7.2 PERFORMANCE. The Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller on or before the Closing Date.

    7.3 NO ADVERSE CHANGE. Prior to the Closing Date, there shall have been no material adverse change (including, without limitation, any material adverse change due to FORCE MAJEURE or the actions of a governmental authority or any material adverse change reflected in the modification by the Seller of the Schedules hereto pursuant to Section 16.1) in (a) the condition of the Assets or
(b) the assets or liabilities, operations, condition (financial or otherwise) or results of operations of the Business.

    7.4 CERTIFICATION. The Buyer shall have received a certificate, dated the Closing Date, signed by the Seller, certifying, in such detail as the Buyer and its counsel may reasonably request, that the conditions specified in Sections 7.1, 7.2 and 7.3 above have been fulfilled.

    7.5 CORPORATE APPROVALS. The Buyer shall have received certified resolutions of the Board of Directors and the shareholders of the Seller, in form reasonably satisfactory to counsel for the Buyer, duly authorizing the Seller's execution, delivery and performance of this Agreement and all actions to be taken by the Seller hereunder.

    7.6 ABSENCE OF LITIGATION. No action, suit or proceeding by or before any court or any governmental body or authority, against the Seller pertaining to the Business or the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Business or any material portion of the Assets.

    7.7 CONSENTS.

        (a) All necessary disclosures to and agreements and consents of (i) any parties to any Material Contracts (including, without limitation, contracts with customers of the Business), and/or any licensing authorities which are material to the Business, and (ii) any governmental authorities or agencies to the extent required to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer. Any such consents must be obtained at the Seller's expense and without imposing any unreasonable burden or obligation on the Business from and after the Closing Date.

        (b) The Buyer shall have obtained, and there shall be in full force and effect, such consents as may be required from the Buyer's existing lenders with respect to the use of loans under the Buyer's existing senior secured credit facility or otherwise with respect to the consummation of the transactions contemplated hereby.

        (c) On or before the Closing Date, the Seller shall have delivered to the Buyer (i) an instrument executed by the Seller pursuant to which the Seller shall assign to the Buyer all of the Seller's right, title and interest in the Operating Facility Lease and (ii) an instrument executed by the owner of the Operating Facility pursuant to which such owner shall have consented to such assignment.

    7.8 EXECUTION AND DELIVERY OF EXHIBITS. On or before the Closing Date, the Seller shall have executed and delivered to the Buyer the Bill of Sale, John B. Conroy shall have executed and delivered to the Buyer the Consulting Agreement, and Seller shall have received an opinion of Stoel Rives, LLP, counsel to the Seller, in substantially the form of EXHIBIT E annexed hereto.

    8.  CONDITIONS PRECEDENT TO THE SELLER'S PERFORMANCE.

    In addition to the fulfillment of the parties' agreements in Section 6 above, the obligations of the Seller to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Seller:

    8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Buyer in this Agreement shall be true and correct on and as of the Closing Date.

    8.2 PERFORMANCE. The Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer on or before the Closing Date.

    8.3 CERTIFICATION. The Seller shall have received a certificate, dated the Closing Date, signed by the Buyer, certifying, in such detail as the Seller and its counsel may reasonably request, that the conditions specified in Sections
8.1 and 8.2 above have been fulfilled.

    8.4 CORPORATE APPROVALS. The shareholders of the Seller shall have approved the Seller's execution, delivery and performance of this Agreement and all actions to be taken by the Seller hereunder. The Seller shall have received certified resolutions of the Board of Directors of the Buyer in form reasonably satisfactory to counsel for the Seller, duly authorizing the Buyer's execution, delivery and performance of this Agreement and all actions to be taken by the Buyer hereunder.

    8.5 EXECUTION AND DELIVERY OF EXHIBITS. On or before the Closing Date, the Buyer shall have executed and delivered to the Seller the Bill of Sale and the Assumption Agreement, and the Seller shall have received an opinion of Greenberg Traurig, LLP, counsel to the Buyer, in substantially the form of EXHIBIT F annexed hereto.

    9.  CLOSING.

    9.1 PLACE AND DATE OF CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of counsel to the Buyer, Greenberg Traurig, LLP, located at MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166, or such other location as is agreed to between the parties, as soon as practicable after the shareholders' meeting referred to in Section 6.3 and the obtaining of all consents referred to in Section 7.7 (the date of the Closing being referred to in this Agreement as the "Closing Date").

    9.2 ACTIONS AT CLOSING. At the Closing, there shall be made, by all necessary and appropriate persons, all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

    10.  TERMINATION OF AGREEMENT.

    10.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing: (a) by the mutual written consent of the Seller and the Buyer; (b) by the Buyer or by the Seller, if (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Business and/or the transactions contemplated hereby, (iii) the other party, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of the Buyer or the Seller, and such consent is not obtainable without material cost or penalty (unless the party not seeking to terminate this Agreement agrees to pay such cost or penalty); (c) by the Buyer or by the Seller, at any time on or after December 5, 2000 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement; (d) by the Seller, if (i) notwithstanding the Seller's compliance with the provisions of Sections 6.3 and 6.4, the shareholders of the Seller shall have duly voted upon, and failed to approve, the Seller's execution, delivery and performance of this Agreement and all actions to be taken by the Seller hereunder, or (ii) the Buyer shall not have obtained the consents described in Section 7.7(b) on or before September 22, 2000; or (e) by the Seller, upon its determination to accept a

Superior Proposal (as defined in Section 6.11); PROVIDED, HOWEVER, that upon making such election, the Seller shall be liable to the Buyer for payment of the breakup fee described in Section 13.3.

    10.2 EFFECT OF TERMINATION. In the event of termination by either party as above provided in this Section 10, prompt written notice shall be given to the other party. Termination of this Agreement shall not relieve any party of any of its obligations pursuant to Section 6.1 above, and shall not relieve any breaching party from liability for any breach of this Agreement.

    11.  INDEMNIFICATION.

    11.1  GENERAL.

        (a) From and after the Closing Date, the Seller shall defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("Losses") as a result of (i) any breach of, or failure by the Seller to perform, any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement, or (ii) any failure by the Seller to pay or perform when due any of its retained liabilities.

        (b) From and after the Closing Date, the Buyer shall defend, indemnify and hold harmless the Seller from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Seller may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement, or (ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

    11.2  LIMITATIONS ON CERTAIN INDEMNITY.

        (a) Notwithstanding any other provision of this Agreement to the contrary, except for Losses arising out of claims for breach of any of the warranties made under Sections 4.1, 4.2, 4.3, 4.8 and/or 4.21 above, the Seller shall not be liable to the Buyer with respect to Losses unless and until, and then only to the extent that, the aggregate amount of all Losses incurred by the Buyer shall exceed the sum of Fifty Thousand Dollars ($50,000) (the "Basket"); PROVIDED, HOWEVER, that the Basket shall not be available with respect to any Losses under Section 11.1(a)(ii), and/or with respect to any Losses involving proven fraud by the Seller. The Seller shall thereafter be liable for all Losses in excess of the Basket, provided that the Seller's maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by the Seller in respect of any particular Losses, in any event exceed the limitations set forth in Section 11.2(b) below.

        (b) Except with respect to any Losses involving proven fraud by the Seller, the Seller shall only be required, in the aggregate, to pay indemnification hereunder, after application of the Basket, up to a maximum amount equal to the Purchase Price. The Buyer shall, in respect of any such Losses, seek recourse first (but not exclusively) against the Contingent Earn-Out Payments in accordance with the procedures set forth in
    Section 11.5 below.

        (c) Subject to Section 11.5(h), the Buyer shall be entitled to indemnification by the Seller for Losses only in respect of claims for which notice of claim shall have been given to the Seller on or before the first anniversary of the Closing Date; PROVIDED, HOWEVER, that the Buyer shall not be entitled to indemnification from the Seller in the event that the subject claim for indemnification relates to a third-party claim and the Buyer delayed giving notice thereof to the Seller to such an extent as to cause material prejudice to the defense of such third-party claim. This
    Section 11.2(c) shall not apply to any failure by the Seller to pay when due any of its retained liabilities.

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
        (d) Notwithstanding any other provision of this Agreement to the contrary, neither party shall be entitled to indemnification hereunder in respect of any claims, losses, costs, expenses, obligations, liabilities, damages, recoveries or deficiencies arising out of a breach of the representations and warranties contained in this Agreement occurring later than (i) in the case of the representations and warranties set forth in
    Section 4.8, the later of one year following the Closing Date and the expiration of the applicable statue of limitations with respect to the tax obligations referred to such section and (ii) in all other cases, one year following the Closing Date.

    11.3 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within sixty (60) business days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration in accordance with the provisions of
Section 16.3 below, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

    11.4 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

    11.5  SET-OFF FOR BUYER INDEMNIFICATION CLAIMS.

        (a) If there is a claim for indemnification by the Buyer under this
    Section 11, the Buyer shall, in the manner provided for notices under
    Section 16.2 hereof, deliver a statement (a "Claim Notice") to the Seller, certified by the Buyer, setting forth (i) the specifics of the computations of the amount of the Losses to which the Claim Notice relates, (ii) the aggregate amount of all recoveries received by the Buyer with respect to such Losses from any source whatsoever (including but not limited to any insurance policy or award of damages from any final and binding judgment of a governmental authority or agency or from any settlement), which amounts shall reduce the amount of any Loss for which indemnification is claimed hereunder, (iii) the amount of any net tax benefit to the Buyer of such Losses, and (iv) the amount the Buyer believes it is entitled to as and for indemnification.

        (b) Within thirty (30) days after receipt of any Claim Notice, the Seller shall deliver a notice (a "Response Notice") to the Buyer in which the Seller shall set forth the amounts (if any) for which it concedes liability and the amounts (if any) for which it denies liability. A failure by the Seller to respond to the Buyer within such period shall be deemed a concession of liability in whole.

        (c) If a Response Notice is delivered by the Seller to the Buyer in a timely manner indicating objections to any or all of the calculations set forth in the Notice, then, during the period of thirty (30) days following receipt of the Response Notice by the Buyer, the Seller and the Buyer shall use reasonable efforts to resolve in writing any differences that they may have with respect to any matter specified in the Response Notice.

        (d) If at the end of such thirty (30) day period, the Seller and the Buyer have failed to reach written agreement with respect to any of such matters, then either of them shall submit a demand for arbitration with respect to the matters as to which they have failed to reach written agreement, to an arbitrator satisfactory to both the Seller and the Buyer, for final and binding resolution of the specific items of such disagreement ("Claim Resolution"), the terms of which resolution shall be set forth by the arbitrator in a notice (the "Claims Resolution Notice") which the arbitrator shall promptly deliver to the Buyer and the Seller.

        (e) Immediately upon any concession of liability pursuant to paragraph 11.5(b) above (whether express or by failure of response), and on the date of any Claim Resolution rendered in favor of the Buyer (to the extent of the finding in favor of the Buyer), following the application of insurance coverages, if any, at the option of the Buyer (which shall be in addition to any other remedies the Buyer may have), the Contingent Earn-Out Payments may be reduced by an amount equal to the amount of the conceded liability or pro-Buyer Claim Resolution, and interest shall thereafter accrue on the remaining principal balance after giving effect to such set-off. Such set-off may be effected from time to time upon each concession of liability and/or pro-Buyer Claim Resolution, and the Buyer shall record on its records the date and amount of each such set-off (provided that the failure to make any such record entry shall not affect or impair the validity of the subject set-off).

        (f) In the event that any set-off is made hereunder for indemnification for which the Buyer could have collected on a claim (a "Pass-Through Claim") against a third party, the Seller shall be subrogated to all rights and interests of the Buyer and any of its successors, to pursue and to collect on any indemnification or other remedy available to the Buyer thereunder with respect to a Pass-Through Claim.

        (g) The rights of set-off provided in this Section 11.5 are in addition to, and not in lieu of, all other rights and remedies for indemnification under or pursuant to this Agreement.

        (h) Notwithstanding anything to the contrary in this Section 11.5, the provisions of this Section 11.5 shall apply only to claims for indemnification brought by the Buyer arising out of the Seller's breach of the representations and warranties set forth in Sections 4.5, 4.8, 4.9, 4.10, 4.11, 4.19 and 4.20 during the period from the date hereof through
    (i) in the case of the representations and warranties set forth in
    Section 4.8, the later of one year following the Closing Date and the expiration of the applicable statue of limitations with respect to the tax obligations referred to in such section and (ii) in all other cases, one year following the Closing Date.

    12.  POST-CLOSING EVENTS.

    The parties hereby further agree that, from and after the Closing:

    12.1 BOOKS AND RECORDS. At any time and from time to time from and after the Closing Date, the Buyer shall permit the Seller to have access, during normal business hours and without undue disruption of the Buyer's business, to those books and records transferred to the Buyer as part of the Assets, for purposes of preparing any tax filings or any other legitimate purpose of the Seller. Such books and records may be made available at any location where the Buyer maintains same, and all costs and expenses relating to such access and inspection shall be the responsibility of the Seller. In the event that, at any time and from time to time after the Closing Date, the Buyer shall determine to destroy or dispose of any such books and records, the Buyer shall give notice thereof to the Seller not less than thirty (30) days prior to such disposition, and the Seller shall have the right, at its own cost and expense, to take possession of such books and records prior to its disposition.

    12.2 CORPORATE NAME. From and after the Closing Date, the Seller and its Affiliates shall cease and desist from any and all further use of the name "SoftBoard" or any confusingly similar name, other than for purposes of filing routine reports, tax returns and other such items.

    12.3 ACCOUNTS RECEIVABLE COLLECTIONS. To the extent that, at any time from and after the Closing Date, the Seller shall receive payment of any accounts receivable associated with the Business which have accrued after the Closing Date, the Seller shall turn the same over to the Buyer in the form received (subject to any necessary endorsement), and pending such delivery, shall hold same in trust for the benefit of the Buyer. To the extent that, at any time from and after the Closing Date, the Buyer shall receive payment of any accounts receivable associated with the Business which had accrued prior to the Closing Date, the Buyer shall turn the same over to the Seller in the form received (subject to any necessary endorsement), and pending such delivery, shall hold same in trust for the benefit of the Seller. The Buyer shall provide the Seller with such information as the Seller may reasonably request in order to facilitate its computation and collection of any accounts receivable associated with the Business which had accrued prior to the Closing Date. Each of the Buyer and the Seller shall be permitted to pursue collection of its accounts receivable in the normal course of business and utilizing collection methods which are customary in the historic operation of its business.

    12.4  EMPLOYEES; EMPLOYEE BENEFIT PLANS.

        (a) The Buyer hereby confirms its intention to make employment offers, as of the Closing Date, to all of the employees of the Business (other than John B. Conroy), provided that the Buyer shall at all times retain the absolute discretion to terminate, dismiss, reassign or otherwise modify the terms of employment of any or all of such employees, and the Buyer shall retain full discretion as to the nature and extent of benefits (if any) to be provided to employees for periods from and after the Closing Date.

        (b) The Seller (or any Employee Benefit Plan maintained by the Seller, at the Seller's cost that is subject to Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local law or ordinance of similar effect) will provide continued health and medical coverage as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local laws or ordinances to all current and former employees (and independent contractors) of the Seller (and their spouses, dependents and beneficiaries) with respect to whom a "qualifying event" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other applicable triggering event described under the applicable federal, state or local laws or ordinances occurred on or before the Closing Date.

    12.5 FURTHER ASSURANCES. From time to time from and after the Closing Date, the parties will take any and all such action and execute and deliver to one another any and all further agreements, instruments, certificates and other documents, as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Business.

    13.  COSTS.

    13.1 FINDER'S OR BROKER'S FEES. Each of the Buyer (on the one hand) and the Seller (on the other hand) represents and warrants that neither it nor any of its respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

    13.2 EXPENSES. Subject to Section 13.3, the Buyer and the Seller shall each pay all of its own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

    13.3 BREAKUP FEE. In the event the Seller elects to terminate this Agreement pursuant to Section 10.1(d) it shall promptly pay to the Buyer a breakup fee in the amount of Five Hundred Thousand Dollars ($500,000), which shall be payable by delivery to the Buyer of such amount in U.S. dollars in cash or certified funds by wire transfer of immediately available funds to such account or accounts as shall be designated by the Buyer.

    14.  FORM OF AGREEMENT.

    14.1 EFFECT OF HEADINGS. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

    14.2 ENTIRE AGREEMENT; WAIVERS. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    14.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    15.  PARTIES.

    15.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

    15.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on or telecopied to the party to whom notice is to be given, one day after being deposited for overnight delivery with a recognized overnight courier service in a properly addressed package with all charges prepaid or billed to the account of the sender, as follows:

(a)  If to the Seller, to:

     Microfield Graphics, Inc.
     16112 S.W. 72nd Street
     Portland, Oregon 97224
     Attn: Mr. John B. Conroy
          Chairman and Chief Executive Officer

     with a copy to:
     Stoel Rives, LLP
     900 S.W. Fifth Avenue, Suite 2600
     Portland, Oregon 97204
     Attn: Robert J. Moorman, Esq.

(b)  If to the Buyer, to:

     c/o PolyVision Corporation
     4888 South Old Peachtree Road
     Norcross, Georgia 30071
     Attn: Mr. Michael H. Dunn
          President and Chief Executive Officer

     with a copy to:
     Greenberg Traurig, LLP
     MetLife Building
     200 Park Avenue, 15th Floor
     New York, New York 10166
     Attn: Spencer G. Feldman, Esq.

or to such other address or telecopier number as any party shall have specified by notice in writing given to all other parties.

    16.  MISCELLANEOUS.

    16.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith. Notwithstanding the foregoing, the Seller may, prior to the Closing Date, by notice duly provided to the Buyer, amend one or more of the Schedules hereto to reflect events occurring subsequent to the date hereof.

    16.2 NON-ASSIGNABILITY; BINDING EFFECT. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that the Buyer may, without requirement of any consent of the Seller, assign the Buyer's rights to indemnification hereunder to any secured lender to the Buyer from time to time, and except further that the Seller may, without requirement of any consent of the Buyer, assign its rights and obligations hereunder to a purchaser of substantially all of the assets of the Seller. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    16.3 GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section 11.5(d) above, any claim, dispute or controversy arising under or in connection with this

Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held in Atlanta, Georgia, which arbitration proceeding shall, except as provided herein to the contrary, be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. Any arbitration proceeding conducted pursuant to this Section 16.3 shall be before a panel of three arbitrators, one of which shall be appointed by each of the Seller and the Buyer and the third of which, who shall be the chairman of such panel, shall be appointed by the two arbitrators so selected. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by express courier or by personal service, provided that a reasonable time for appearance or response is allowed.

    IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                                       GREENSTEEL, INC.

                                                       By:             /s/ MICHAEL H. DUNN
                                                            -----------------------------------------
                                                            Name:  Michael H. Dunn
                                                            Title:  PRESIDENT

                                                       MICROFIELD GRAPHICS, INC.

                                                       By:              /s/ JOHN B. CONROY
                                                            -----------------------------------------
                                                                          John B. Conroy
                                                                     CHIEF EXECUTIVE OFFICER

    The undersigned, being the sole stockholder of Greensteel, Inc., the Buyer named in and party to the foregoing Agreement, hereby unconditionally guarantees the timely performance by such Buyer of its obligations under Sections 3.1 and
3.2 of the foregoing Agreement, and agrees that such guarantee shall not in any manner be affected or impaired by (a) any amendment or modification of the Agreement or any other agreements executed and delivered in connection therewith (collectively, the "Transaction Documents"), (b) any waiver or indulgence granted or permitted under any of the Transaction Documents, (c) any bankruptcy, insolvency, reorganization or other such proceeding at any time against the Buyer, or (d) any other fact, event, circumstance or condition which might constitute a legal or equitable defense to the obligations of a guarantor.

                                                       POLYVISION CORPORATION

                                                       By:             /s/ MICHAEL H. DUNN
                                                            -----------------------------------------
                                                            Name:  Michael H. Dunn
                                                            Title:  PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

                             POLYVISION CORPORATION
                         4888 SOUTH OLD PEACHTREE ROAD
                            NORCROSS, GEORGIA 30071



                               September 22, 2000



Microfield Graphics, Inc.
16112 S.W. 72nd Street
Portland, Oregon 97224
Attention:Mr. John B. Conroy
       Chairman and Chief Executive Officer



  Re: Asset Purchase Agreement, dated as of September 7, 2000 (the "Purchase Agreement"), between Greensteel, Inc.
       ("Greensteel") and Microfield Graphics, Inc. ("Microfield")



Gentlemen:



    In satisfaction of the obligations of PolyVision Corporation ("PolyVision") and Greensteel to Microfield under Section 10.1(d)(ii) of the Purchase Agreement, we have previously delivered to you a signed copy of Amendment and Supplement No. 5 to Credit Agreement among PolyVision, Greensteel and Posterloid Corporation, as borrowers, the banks, financial institutions and other institutional lenders named therein, and Fleet National Bank, as administrative agent and in certain other capacities ("Amendment No. 5"), consenting to the acquisition by Greensteel from Microfield of substantially all of the assets of the Business (as such term is defined in Amendment No. 5) and to the use of loans under the Credit Agreement (as so amended) to consummate such acquisition. Amendment No. 5 represents the consent of the lenders named therein as required by Section 7.7(b) of the Purchase Agreement.



    Notwithstanding the foregoing, in the event (a) Amendment No. 5 does not become effective due to the failure of PolyVision or any of its Affiliates to fulfill any condition in Article IV of Amendment No. 5 (other than the failure to fulfill the condition described in Section 4.6(b) due to Greensteel and/or Microfield exercising its rights under Section 10.1 of the Purchase Agreement) required to be fulfilled by PolyVision or any of its Affiliates (other than any such failure to fulfill a condition that is attributable to the failure of Microfield to take any action, or refrain from taking any action, as may be reasonable necessary to facilitate the fulfillment of such condition by PolyVision or any of its Affiliates) and (b) as a result of Amendment 5 not becoming effective for the reason described in clause (a), the condition described in Section 7.7(b) of the Purchase Agreement ceases to be fulfilled, then PolyVision shall promptly reimburse Microfield in an amount in cash equal to the out-of-pocket expenses incurred by Microfield in connection with the transactions contemplated by the Purchase Agreement, up to a maximum amount of $100,000, upon presentment by Microfield to PolyVision of appropriate receipts and invoices therefor. As used herein, the term "Affiliate" shall have the meaning set forth in Section 3.2 of the Purchase Agreement.

Mr. John B. Conroy
September 22, 2000
Page 2



    The parties hereby approve, ratify and confirm the terms and conditions of the Purchase Agreement.



    Please acknowledge your receipt of a signed copy of Amendment No. 5 and your acknowledgement of and agreement to the provisions of this letter by signing below and returning this letter to us.



                                          Very truly yours,



                                          /s/ GARY L. EDWARDS
                                          --------------------------------------
                                          Gary L. Edwards
                                          CHIEF FINANCIAL OFFICER,
                                          TREASURER AND SECRETARY



ACKNOWLEDGED AND AGREED:
MICROFIELD GRAPHICS, INC.



By:/s/ JOHN B. CONROY
   ------------------------------------------------
   John B. Conroy
   CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                    ANNEX B

                     SECTIONS 60.561 THROUGH 60.594 OF THE
                        OREGON BUSINESS CORPORATION ACT

60.561.  NOTICE OF DISSENTERS' RIGHTS.

    (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

    (2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567.

60.564.  NOTICE OF INTENT TO DEMAND PAYMENT.

    (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

    (2) A shareholder who does not satisfy the requirements of subsection
(1) of this section is not entitled to payment for the shareholder's shares under this chapter.

60.567.  DISSENTERS' NOTICE.

    (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

    (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

    (a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

    (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

    (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

    (e) Be accompanied by a copy of ORS 60.551 to 60.594.

60.571.  DUTY TO DEMAND PAYMENT.

    (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

60.574.  SHARE RESTRICTIONS.

    (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

60.577.  PAYMENT.

    (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

    (2) The payment must be accompanied by:

    (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

    (b) A statement of the corporation's estimate of the fair value of the shares;

    (c) An explanation of how the interest was calculated;

    (d) A statement of the dissenter's right to demand payment under ORS 60.587; and

    (e) A copy of ORS 60.551 to 60.594.

60.581.  FAILURE TO TAKE ACTION.

    (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

60.584.  AFTER-ACQUIRED SHARES.

    (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

60.587.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

    (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS
60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

    (a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

    (b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

    (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

60.591.  COURT ACTION.

    (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding is entitled to judgment for:

    (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

    (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

60.594.  COURT COSTS AND COUNSEL FEES.

    (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

    (2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

    (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

    (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited.

PROXY

                            MICROFIELD GRAPHICS, INC.

            PROXY FOR ANNUAL MEETING TO BE HELD ON OCTOBER 23, 2000

     The undersigned hereby appoints John B. Conroy and Michael W. Stansell, or either one of them, as proxies, with full power of substitution, to represent the undersigned at the 2000 Annual Meeting of the Shareholders of Microfield Graphics, Inc. (the "Company") to be held on October 23, 2000, at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, commencing at 10:00 a.m. Pacific time and any adjournments and postponements thereof, and to vote the shares of Common Stock of the Company the undersigned may be entitled to vote as designated herein, standing in the name of the undersigned, with all powers the undersigned would possess if personally present at the meeting.

     The Board of Directors recommends a vote FOR all proposals.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


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

                                                         Please mark
                                                        your votes as
                                                         indicated in
                                                        this example  /X/

                                      FOR    AGAINST    ABSTAIN
1. To adopt the Asset Purchase        / /      / /        / /
   Agreement, dated as of
   September 7, 2000, among
   Microfield and Greensteel,
   Inc., and approve the sale
   of substantially all of
   Microfield's assets pursuant
   thereto.

                                   FOR ALL NOMINEES      WITHHOLD AUTHORITY
                                     LISTED BELOW           TO VOTE FOR
                                (except as marked below     ALL NOMINEES
                                   to the contrary)

2. To elect the following               / /                     / /
   nominees as directors
   of Microfield:

         JOHN B. CONROY    MICHAEL W. STANSELL    HERBERT S. SHAW
                    DENNIS WADE           ROBERT JESENIK

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


                                      FOR    AGAINST    ABSTAIN
2. Upon any other matters as may      / /      / /        / /
   properly come before the Annual
   Meeting or any adjournment or
   postponement thereof, in the
   discretion of the proxies.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to the shares and hereby ratifies and affirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                                       THIS PROXY IS SOLICITED ON BEHALF OF
                                       THE BOARD OF DIRECTORS OF MICROFIELD
                                       GRAPHICS, INC.  THIS PROXY WILL BE
                                       VOTED AS DIRECTED, OR IF NO DIRECTION
                                       IS MADE WITH RESPECT TO A PROPOSAL
                                       LISTED ABOVE, THIS PROXY WILL BE VOTED
                                       FOR THE PROPOSAL.

                                       IMPORTANT:  PLEASE SIGN, DATE AND
                                       RETURN PROMPTLY IN THE ENCLOSED
                                       ENVELOPE, WHETHER OR NOT YOU PLAN TO
                                       ATTEND THE ANNUAL MEETING.  IF YOU
                                       ATTEND THE ANNUAL MEETING, YOU MAY
                                       VOTE IN PERSON IF YOU WISH, EVEN IF
                                       YOU HAVE PREVIOUSLY RETURNED YOUR
                                       PROXY.  NONE OF THE PROPOSALS SET
                                       FORTH ON THIS PROXY ARE CONDITIONED
                                       UPON THE APPROVAL OF ANY OTHER
                                       PROPOSAL.

SIGNATURE                  SIGNATURE                   DATED: OCTOBER   , 2000
         -----------------          ------------------               ---

PRINT NAME:                            PRINT NAME:
           ---------------------------            ----------------------------

Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as an attorney, executor, trustee or guardian, please give your full title.


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